SUNRISE MEDICAL, INC.

Note Purchase Agreement

Dated as of October 1, 1997

$50,000,000 7.09% Series A Senior Notes Due October 28, 2004

$50,000,000 7.25% Series B Senior Notes Due October 28, 2007

1. AUTHORIZATION OF NOTES

2. SALE AND PURCHASE OF NOTES

3. CLOSING

4. CONDITIONS TO CLOSING

4.1 Representations and Warranties

4.2 Performance; No Default

4.3 Compliance Certificates

4.4 Opinions of Counsel

4.5 Purchase Permitted By Applicable Law, etc.

4.6 Sale of Other Notes

4.7 Payment of Special Counsel Fees

4.8 Private Placement Numbers

4.9 Changes in Structure

4.10 Reduction of Credit Agreement Availability

4.11 Proceedings and Documents

5. REPRESENTATIONS AND WARRANTIES OF THE OBLIGORS

5.1 Organization; Power and Authority

5.2 Authorization, etc.

5.3 Disclosure

5.4 Organization and Ownership of Shares of Material Subsidiaries; Affiliates

5.5 Financial Statements

5.6 Compliance with Laws, Other Instruments, etc.

5.7 Governmental Authorizations, etc.

5.8 Litigation; Observance of Agreements, Statutes and Orders

5.9 Taxes

5.10 Title to Property; Leases

5.11 Licenses, Permits, etc.

5.12 Pension Plans

5.13 Private Offering by the Company

5.14 Use of Proceeds; Margin Regulations

5.15 Existing Debt; Future Liens

5.16 Foreign Assets Control Regulations, etc.

5.17 Status under Certain Statutes

5.18 Environmental Matters

5.19 Obligors Interdependent

6. REPRESENTATIONS OF THE PURCHASER

6.1 Purchase for Investment

6.2 Source of Funds

7. INFORMATION AS TO COMPANY

7.1 Financial and Business Information

7.2 Officer's Certificate

7.3 Inspection

8. PREPAYMENT OF THE NOTES

8.1 Required Prepayments

8.2 Optional Prepayments of Notes with Make-Whole Amount

8.3 Allocation of Note Partial Prepayments

8.4 Notes; Maturity; Surrender, etc.

8.5 Purchase of Notes

8.6 Make-Whole Amount

9. INTEREST ON THE NOTES

9.1 Series A Notes' Semi-Annual Interest Payments.

9.2 Series B Notes' Semi-Annual Interest Payments.

10. AFFIRMATIVE COVENANTS

10.1 Compliance with Law

10.2 Insurance

10.3 Maintenance of Properties

10.4 Payment of Taxes and Claims

10.5 Corporate Existence, etc.

10.6 Pari Passu Obligations

10.7 Maintenance of Guaranties of Subsidiaries.

11. NEGATIVE COVENANTS

11.1 Transactions with Affiliates

11.2 Merger, Consolidation, etc

11.3 Incurrence of Debt

11.4 Incurrence of Priority Debt

11.5 Consolidated Net Worth; Restricted Payments

11.6 Liens

11.7 Sale of Assets, etc

11.8 Line of Business

12. EVENTS OF DEFAULT

13. REMEDIES ON DEFAULT, ETC.

13.1 Acceleration

13.2 Other Remedies

13.3 Rescission

13.4 No Waivers or Election of Remedies, Expenses, etc.

14. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES

14.1 Registration of Notes

14.2 Transfer and Exchange of Notes

14.3 Replacement of Notes

15. PAYMENTS ON NOTES

15.1 Place of Payment

15.2 Home Office Payment

16. EXPENSES, ETC.

16.1 Transaction Expenses

16.2 Survival

17. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT

18. AMENDMENT AND WAIVER

18.1 Requirements

18.2 Solicitation of Holders of Notes

18.3 Binding Effect, etc.

18.4 Notes held by Company, etc.

19. NOTICES

20. REPRODUCTION OF DOCUMENTS

21. CONFIDENTIAL INFORMATION

22. SUBSTITUTION OF PURCHASER

23. GUARANTEE.

23.1 Guaranteed Obligations

23.2 Performance under this Agreement and the Other Agreements

23.3 Waivers

23.4 Certain Waivers of Subrogation, Reimbursement and Indemnity.

23.5 Releases

23.6 Marshaling

23.7 Liability

23.8 Character of Obligation

23.9 Election to Perform Obligations

23.10 No Election

23.11 Severability

23.12 Other Enforcement Rights

23.13 Delay or Omission; No Waiver

23.14 Restoration of Rights and Remedies

23.15 Cumulative Remedies

23.16 Survival

23.17 Miscellaneous

24. MISCELLANEOUS

24.1 Successors and Assigns

24.2 Payments Due on Non-Business Days

24.3 Severability

24.4 Construction

24.5 Counterparts

24.6 Governing Law

SCHEDULES:

SCHEDULE A -- Information Relating to Purchasers

SCHEDULE B -- Defined Terms

SCHEDULE C -- Payment Instructions at Closing

SCHEDULE 5.3 -- Disclosure Materials

SCHEDULE 5.4 -- Ownership of the Company; Affiliates

SCHEDULE 5.5 -- Financial Statements

SCHEDULE 5.8 -- Certain Litigation

SCHEDULE 5.11 -- Patents, etc.

SCHEDULE 5.12(g) -- Certain Pension Plans

SCHEDULE 5.14 -- Use of Proceeds

SCHEDULE 5.15 -- Existing Indebtedness

SCHEDULE B-C -- Competitors

EXHIBITS:

EXHIBIT 1A -- Form of 7.09% Series A Senior Note due October 28, 2004

EXHIBIT 1B -- Form of 7.25% Series B Senior Note due October 28, 2007

EXHIBIT 4.4(a) -- Form of Opinion of General Counsel of the Company

EXHIBIT 4.4(b) -- Form of Opinion of Special Counsel for the Company

EXHIBIT 4.4(c) -- Form of Opinion of Special Counsel for the Purchasers

EXHIBIT 10.7 -- Form of Guarantee Joinder

SUNRISE MEDICAL, INC.
2382 Faraday Avenue, Suite 200
Carlsbad, CA 92008

$50,000,000 7.09% Series A Senior Notes Due October 28, 2004

$50,000,000 7.25% Series B Senior Notes Due October 28, 2007

Dated as of October 1, 1997

[Separately addressed to each of
the Purchasers identified on Schedule A]

Ladies and Gentlemen:

SUNRISE MEDICAL, INC., a Delaware corporation (together with its permitted successors, the "Company"), SUNMED FINANCE INC., a Delaware corporation (together with its permitted successors, "Sunmed"), SUNRISE MARIN HOLDINGS INC., a California corporation (together with its permitted successors, "SMH"), SUNRISE MEDICAL CCG INC., a Wisconsin corporation (together with its permitted successors, "CCG"), SUNRISE MEDICAL HHG INC., a California corporation (together with its permitted successors, "HHG" and, together with Sunmed, SMH and CCG, and each other Person becoming a Guarantor hereunder pursuant to Section 10.7, are referred to herein individually as a "Guarantor" and collectively as the "Guarantors"; the Company, together with the Guarantors, are referred to herein individually as an "Obligor" and collectively as the "Obligors"), hereby agree, jointly and severally, with you as follows:

1. AUTHORIZATION OF NOTES.

The Company will authorize the issue and sale of

(a) $50,000,000 aggregate principal amount of its 7.09% Series A Senior Notes due October 28, 2004 (the "Series A Notes"), and

(b) $50,000,000 aggregate principal amount of its 7.25% Series B Senior Notes due October 28, 2007 (the "Series B Notes").

The term "Series A Notes" as used in this Agreement shall include each Series A Note delivered pursuant to this Agreement and the Other Agreements (as hereinafter defined) and any such notes issued in substitution therefor pursuant to Section 14 of this Agreement or the Other Agreements; the term "Series B Notes" as used in this Agreement shall include each Series B Note delivered pursuant to this Agreement and the Other Agreements and any such notes issued in substitution therefor pursuant to Section 14 of this Agreement or the Other Agreements. The term "Notes" as used in this Agreement shall include each Series A Note and each Series B Note. The Series A Notes and the Series B Notes shall be substantially in the forms set out in Exhibits 1A and 1B, respectively, with such changes therefrom, if any, as may be approved by you and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

2. SALE AND PURCHASE OF NOTES.

Subject to the terms and conditions of this Agreement, the Company will issue and sell to you and you will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount and of the Series specified below your name in Schedule A at the purchase price of 100% of the principal amount thereof. Contemporaneously with entering into this Agreement, the Company is entering into separate Note Purchase Agreements (the "Other Agreements") identical with this Agreement with each of the other purchasers named in Schedule A (the "Other Purchasers"), providing for the sale at such Closing to each of the Other Purchasers of Notes in the principal amount and of the Series specified below its name in Schedule A. Your obligation hereunder and the obligations of the Other Purchasers under the Other Agreements are several and not joint obligations and you shall have no obligation under any Other Agreement and no liability to any Person for the performance or non-performance by any Other Purchaser thereunder.

3. CLOSING.

The sale and purchase of the Notes to be purchased by you and the Other Purchasers shall occur at the offices of Orrick, Herrington & Sutcliffe LLP, 666 Fifth Avenue, New York, New York, at 10:00 a.m., local time, at a closing (the "Closing") on October 28, 1997 or on such other Business Day thereafter as may be agreed upon by the Company and you and the Other Purchasers. At the Closing the Company will deliver to you the Notes of the Series to be purchased by you in the form of a single Note (or such greater number of Notes in denominations of at least $500,000 as you may request), dated the date of the Closing and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company as indicated on Schedule C. If at the Closing the Company shall fail to tender such Notes to you as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

4. CONDITIONS TO CLOSING.

Your obligation to purchase and pay for the Notes to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

4.1 Representations and Warranties.

The representations and warranties of the Obligors in this Agreement shall be correct when made and at the time of the Closing.

4.2 Performance; No Default.

Each Obligor shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing and, after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Schedule 5.14) no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Section 11.1 had such Section applied since such date.

4.3 Compliance Certificates.

(a) Obligor's Officer's Certificates. Each Obligor shall have delivered to you an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Section 4.1, Section 4.2 and Section 4.9 have been fulfilled.

(b) Obligor Secretary's Certificates. Each Obligor shall have delivered to you a certificate of its Secretary or one of its Assistant Secretaries, dated the date of the Closing, certifying as to the resolutions attached thereto and other proceedings relating to the authorization, execution and delivery of the Notes, this Agreement and the Other Agreements.

4.4 Opinions of Counsel.

You shall have received opinions in form and substance satisfactory to you, dated the date of the Closing,

(a) from Steven Jaye, Esq., General Counsel of the Company and the Guarantors, substantially in the form set out in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to you),

(b) from Hebb & Gitlin, special counsel for the Company, substantially in the form set out in Exhibit 4.4(b) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to you) and

(c) from Orrick, Herrington & Sutcliffe LLP, your special counsel in connection with the transactions contemplated hereby.

4.5 Purchase Permitted By Applicable Law, etc.

On the date of the Closing your purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation G, T or X of the Board of Governors of the Federal Reserve System) and (c) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date of your execution and delivery of this Agreement. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

4.6 Sale of Other Notes.

Contemporaneously with the Closing the Company shall sell to the Other Purchasers and the Other Purchasers shall purchase the Notes to be purchased by them at the Closing as specified in Schedule A.

4.7 Payment of Special Counsel Fees.

Without limiting the provisions of Section 16.1, the Company shall have paid on or before the Closing the fees, charges and disbursements of your special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the date of the Closing.

4.8 Private Placement Numbers.

A Private Placement Number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for each Series of the Notes.

4.9 Changes in Structure.

The Obligors shall not have changed their jurisdiction of incorporation or organization or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

4.10 Reduction of Credit Agreement Availability.

The Company shall have, contemporaneously with the sale of the Notes (and in conjunction with the application of the proceeds of the Notes as set forth in Section 5.14), paid all of such proceeds to the agent under the Credit Agreement for application to the principal amount of the Debt outstanding thereunder and shall have, contemporaneously therewith, caused the amount of its commitment availability thereunder to be permanently reduced by $100,000,000, and you shall have received evidence reasonably satisfactory to you of all such actions.

4.11 Proceedings and Documents.

All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

5. REPRESENTATIONS AND WARRANTIES OF THE OBLIGORS.

Each Obligor, jointly and severally, represents and warrants to you, as of the date of the Closing, that:

5.1 Organization; Power and Authority.

Each Obligor is a corporation, duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and each is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Obligor has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement, the Other Agreements and the Notes and to perform the provisions hereof and thereof.

5.2 Authorization, etc.

(a) The Company. This Agreement, the Other Agreements and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b) The Guarantors. This Agreement and the Other Agreements have been duly authorized by all necessary corporate action on the part of each Guarantor, and this Agreement constitutes a legal, valid and binding obligation of each such Guarantor, enforceable against each such Guarantor in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c) Solvency of Guarantors. None of the Guarantors intends to incur any obligations hereunder or otherwise make any transfers in connection herewith, with actual intent to hinder, delay or defraud either present or future creditors. Before, and after giving effect to, the consummation of the transactions contemplated hereby, without limitation, the issuance of the Notes and the delivery of the Guarantees:

(i) the assets of each Guarantor at a fair valuation thereof on a going concern basis will not be less than the amount that will be required to pay the probable liability with respect to its debts (including, without limitation, contingent, subordinated, unmatured and unliquidated liabilities on existing debts, as such liabilities may become absolute and matured), in each case both prior to and after giving effect to the transactions contemplated by this Agreement,

(ii) no Guarantor is currently engaged in or about to engage in a business or transaction for which the property remaining in its respective hands is an unreasonably small capital and

(iii) each Guarantor will be able to pay its respective debts as they mature.

5.3 Disclosure.

(a) The Obligors, through the Placement Agents, have delivered to you and each Other Purchaser a copy of a Confidential Private Placement Memorandum, dated September 1997 (the "Memorandum"), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. Except as disclosed in Schedule 5.3, this Agreement, the Memorandum, the documents, certificates or other writings delivered to you by or on behalf of the Obligors in connection with the transactions contemplated hereby and the financial statements listed in Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein (taken as a whole) not misleading in light of the circumstances under which they were made. Except as disclosed in the Memorandum or as expressly described in Schedule 5.3, or in one of the documents, certificates or other writings identified therein, or in the financial statements listed in Schedule 5.5, since June 27, 1997, there has been no change in the financial condition, operations, business, properties or prospects of the Obligors except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to a Senior Financial Officer that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Memorandum or in the other documents, certificates and other writings delivered to you by or on behalf of the Obligors specifically for use in connection with the transactions contemplated hereby, provided that no representation is made as to general economic conditions.

(b) The material assumptions used in the preparation of the projected information with respect to the Company and its Subsidiaries included in the Memorandum, taken as a whole, were made in good faith, were believed to be reasonable when made and the Company believes such assumptions continue to be reasonable. All material assumptions and principles of accounting on which such projections were based are disclosed therein. Such projections were prepared in good faith, have a reasonable basis and represent the good faith opinion of the Company as to the projected results of the operations of the Company and its Subsidiaries after giving effect to the transactions contemplated hereby. The estimates of future performance and financial condition set forth in such projections, taken as a whole, are, in the Company's opinion, reasonable; however, actual events or results may differ materially from such estimates. There is no fact known to a Senior Financial Officer that has occurred since the preparation of such projections that would materially affect such projections, except such facts that the Memorandum or other written statements delivered to you disclose have occurred or may occur.

5.4 Organization and Ownership of Shares of Material Subsidiaries; Affiliates.

(a) Schedule 5.4 contains (except as noted therein) complete and correct lists (i) of the Company's Subsidiaries, identifying the Subsidiaries that are Material Subsidiaries, showing, as to each Material Subsidiary, the correct name thereof, the jurisdiction of its organization and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (ii) of the Company's Affiliates, other than Subsidiaries, and (iii) of the Company's directors and senior officers.

(b) All of the outstanding shares of capital stock or similar equity interests of each Material Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

(c) Each Material Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing (to the extent such concept is recognized) under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Material Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

(d) No Material Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than this Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law statutes) restricting the ability of such Material Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Material Subsidiary.

5.5 Financial Statements.

The Company has delivered to you and each Other Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

5.6 Compliance with Laws, Other Instruments, etc.

The execution, delivery and performance by the Company of the Notes and by the Obligors of this Agreement will not

(a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of any Obligor or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter, bylaws or other constitutive document, or any other material agreement or instrument to which such Obligor or such Subsidiary is bound or by which such Obligor or such Subsidiary or any of their respective properties may be bound or affected,

(b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to any Obligor or any Subsidiary, or

(c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to any Obligor or any Subsidiary.

5.7 Governmental Authorizations, etc.

No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance of the Notes by the Company or this Agreement by any of the Obligors.

5.8 Litigation; Observance of Agreements, Statutes and Orders.

(a) Except as disclosed in Schedule 5.8, there are no actions, suits or proceedings pending or, to the knowledge of the Obligors, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(b) Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including, without limitation, Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.9 Taxes.

The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not individually or in the aggregate Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company, any other Obligor or any Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Obligors know of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate. The Federal income tax liabilities of the Company and its Subsidiaries have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended June 30, 1993.

5.10 Title to Property; Leases.

The Company and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

5.11 Licenses, Permits, etc.

Except as disclosed in Schedule 5.11,

(a) the Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others;

(b) to the best knowledge of the Obligors, no product or practice of the Company or any Subsidiary infringes in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person, which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; and

(c) to the best knowledge of the Obligors, there is no material violation by any Person of any right of any Obligor or any Subsidiary with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by such Person which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.12 Pension Plans.

(a) The Company and each ERISA Affiliate have operated and administered each Plan (other than any Multiemployer Plan) in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability in the nature of a penalty, excise tax or fine pursuant to Title I of ERISA, any liability under Title IV of ERISA or any liability under sections 4971 through 4980E of the Code, and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or pursuant to sections 4971 through 4980E of the Code or pursuant to section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

(b) The present value of the aggregate benefit liabilities under all of the Plans subject to Title IV of ERISA (other than Multiemployer Plans), determined as of the end of each such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of all such Plans by an amount that is Material. The term "benefit liabilities" has the meaning specified in section 4001 of ERISA and the terms "current value" and "present value" have the meaning specified in section 3 of ERISA.

(c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

(d) The unfunded expected postretirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.

(e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Obligors in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of your representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by you.

(f) All Non-US Pension Plans have been established, operated, administered and maintained in compliance with all laws, regulations and orders applicable thereto, except where any failure to so comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except where they would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, all premiums, contributions and any other amounts required to be paid pursuant to applicable Non-US Pension Plan documents or applicable laws governing such Non-US Pension Plans have been paid or accrued as required.

(g) The Multiemployer Plans in respect of which any Obligor or any ERISA Affiliate makes contributions or has any liability or obligation are set forth on Schedule 5.12(g). The Plans constituting "defined benefit plans" (as defined in section (3)(35) of ERISA) are set forth on Schedule 5.12(g).

5.13 Private Offering by the Company.

Neither the Obligors nor anyone acting on their behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than you, the Other Purchasers and not more than 72 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither any of the Obligors nor anyone acting on their behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of section 5 of the Securities Act.

5.14 Use of Proceeds; Margin Regulations.

The Company will apply the proceeds of the sale of the Notes as set forth in Schedule 5.14. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation G of the Board of Governors of the Federal Reserve System (12 CFR 207), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 1% of the value of the consolidated assets of the Obligors and the Obligors do not have any present intention that margin stock will constitute more than 1% of the value of such assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation G.

5.15 Existing Debt; Future Liens.

(a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Debt of the Obligors and their Subsidiaries as of September 27, 1997 (other than outstanding items of Debt that individually do not exceed $1,000,000 and, in the aggregate for all such items, do not exceed $5,000,000), since which date there has been no Material change in the amounts, interest rates, sinking funds, instalment payments or maturities of the Debt of the Obligors and their Subsidiaries except as described in Schedule 5.15. Neither any Obligor nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Debt of any Obligor or such Subsidiary, and no event or condition exists with respect to any Debt of any Obligor or Subsidiary which event or condition would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b) Except as disclosed in Schedule 5.15, no Obligor or Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 11.6.

5.16 Foreign Assets Control Regulations, etc.

Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

5.17 Status under Certain Statutes.

Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Transportation Acts (49 U.S.C.), as amended, or the Federal Power Act, as amended.

5.18 Environmental Matters.

Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to you in writing,

(a) neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

(b) neither the Company nor any of its Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them in a manner contrary to any Environmental Laws and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

(c) all buildings on all real properties now owned, leased or operated by the Company or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

5.19 Obligors Interdependent.

The Company and the Guarantors are directly dependent upon each other for and in connection with their borrowing activities. Each Guarantor will receive direct and indirect economic, financial and other benefits from the indebtedness incurred hereunder and under the Notes by the Company, and under the Guarantee of each Guarantor, and the incurrence of such indebtedness is in the best interests of the Company and each Guarantor. The Company and the Guarantors have explicitly induced the Purchasers to purchase the Notes based on and in reliance on the consolidated financial condition of the Company and the Guarantors.

6. REPRESENTATIONS OF THE PURCHASER.

6.1 Purchase for Investment.

You represent that you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds (or commingled pension trust funds) or for the account of one or more "accredited investors" within the meaning of Regulation D under the Securities Act for whom you are acting as investment manager, agent or investment adviser, and not with a view to the distribution thereof, provided that the disposition of your or their property shall at all times be within your or their control. You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

6.2 Source of Funds.

You represent that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

(a) the Source is an "insurance company general account" as defined in Department of Labor Prohibited Transaction Exemption ("PTE") 95-60 (60 FR 35925, July 12, 1995) and in respect thereof you represent that there is no "employee benefit plan" (as defined in section 3(3) of ERISA and section 4975(e)(1) of the Code, treating as a single plan all plans maintained by the same employer or employee organization or affiliate thereof) with respect to which the amount of the general account reserves and liabilities of all contracts held by or on behalf of such plan exceed 10% of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual Statement filed with your state of domicile; or

(b) if you are an insurance company, the Source does not include assets allocated to any separate account maintained by you in which any employee benefit plan (or its related trust) has any interest, other than a separate account that is maintained solely in connection with your fixed contractual obligations under which the amounts payable, or credited, to such plan and to any participant or beneficiary of such plan (including any annuitant) are not affected in any manner by the investment performance of the separate account; or

(c) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this paragraph (c), no employee benefit plan or group of plans maintained by the same employer, affiliate of such employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d) (i) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), (ii) no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, (iii) the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in any Obligor and (iv) the identity of such QPAM and the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (d); or

(e) the Source is a governmental plan; or

(f) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (f); or

(g) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms "employee benefit plan", "governmental plan", "party in interest" and "separate account" shall have the respective meanings assigned to such terms in section 3 of ERISA.

7. INFORMATION AS TO COMPANY.

7.1 Financial and Business Information.

The Company shall deliver to each holder of Notes that is an Institutional Investor:

(a) Quarterly Statements -- within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of

(i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

(ii) consolidated statements of operations, stockholders' equity and cash flows for the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year of the Company, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(a);

(b) Annual Statements -- within 120 days after the end of each fiscal year of the Company, duplicate copies of

(i) a consolidated balance sheet of the Company and its Subsidiaries, as at the end of such year, and

(ii) consolidated statements of operations, stockholders' equity and cash flows of the Company and its Subsidiaries, for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied

(A) by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and the results of their operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and

(B) by a certificate of such accountants stating that they have reviewed this Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit), provided that the delivery within the time period specified above of the Company's Annual Report on Form 10-K for such fiscal year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission, together with the accountant's certificate described in clause (B) above, shall be deemed to satisfy the requirements of this Section 0(b);

(c) SEC and Other Reports -- promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material;

(d) Notice of Default or Event of Default -- promptly, and in any event within 5 days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 12(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

(e) ERISA Matters -- promptly, and in any event within 5 days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

(i) with respect to any Plan, any reportable event, as defined in section 4043 of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect from time to time; or

(ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

(iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

(f) Notices from Governmental Authority -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;

(g) Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations under this Agreement, the Other Agreements and the Notes as from time to time may be reasonably requested by any such holder of Notes.

7.2 Officer's Certificate.

Each set of financial statements delivered to a holder of Notes pursuant to Section 0(a) or Section 0(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

(a) Covenant Compliance -- the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 11.2 through Section 11.7, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

(b) Event of Default -- a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

7.3 Inspection.

The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

(a) No Default -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

(b) Default -- if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such reasonable times and as often as may be reasonably requested.

8. PREPAYMENT OF THE NOTES.

8.1 Required Prepayments.

(a) Series A Notes. There shall be no scheduled principal prepayments on account of the Series A Notes. The unpaid principal amount of each Series A Note, together with accrued unpaid interest thereon, shall be due and payable on October 28, 2004.

(b) Series B Notes. There shall be no scheduled principal prepayments on account of the Series B Notes. The unpaid principal amount of each Series B Note, together with accrued unpaid interest thereon, shall be due and payable on October 28, 2007.

8.2 Optional Prepayments of Notes with Make-Whole Amount.

The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, any of the Series A Notes or the Series B Notes in an amount not less than 5% of the aggregate principal amount of the Notes of such Series then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid and accrued interest thereon to the date of prepayment, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes of any Series to be prepaid under this Section 8.2 written notice of such optional prepayment not less than 30 days and not more than 60 days prior to the date fixed for such prepayment (which shall be a Business Day). Each such notice shall specify such date, the Series of such Note, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of a Note to be optionally prepaid under this Section 8.2 a certificate of a Senior Financial Officer specifying the calculation of the Make-Whole Amount in respect of such Notes as of the specified prepayment date. For the purposes of avoidance of doubt, the Company may effect multiple partial prepayments of the Notes of any Series pursuant to, and in accordance with the terms of, this Section 8.2.

8.3 Allocation of Note Partial Prepayments.

Except as provided in the second paragraph of Section 8.4 with respect to Debt Offered Prepayment Applications accepted by any holder of Notes, in the case of each partial prepayment of Notes of any Series, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes of such Series at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

8.4 Notes; Maturity; Surrender, etc.

In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each such Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

Any Debt Offered Prepayment Application in respect of the Notes shall be on terms as set forth in Section 8.2 and this Section 8.4, provided that only those holders who shall have accepted any offer in respect of such Debt Offered Prepayment Application shall have their Notes prepaid, in whole or part, in connection therewith.

8.5 Purchase of Notes.

The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes (including, without limitation, any prepayment of the Notes contemplated in connection with a Debt Offered Prepayment Application accepted by any holder of Notes). The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

8.6 Make-Whole Amount.

The term "Make-Whole Amount" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero.

For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

"Called Principal" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 13.1, as the context requires.

"Discounted Value" means, with respect to the Called Principal of any Note, the amount obtained by discounting the amount of such Called Principal and interest payable in respect thereof from, in the case of the Called Principal, the maturity date in respect of such Note to the Settlement Date and, in the case of such interest, the scheduled dates of payment hereunder in respect thereof to the Settlement Date, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on such Note is payable) equal to the Reinvestment Yield with respect to such Called Principal.

"Reinvestment Yield" means, with respect to the Called Principal of any Note, the sum of (a) 0.50% per annum plus (b) the yield to maturity implied by (i) the yields reported, as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Dow Jones Market Service (or such other display as may replace Page 678 on Dow Jones Market Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (1) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (2) interpolating linearly between (A) the actively traded U.S. Treasury security with the maturity closest to and greater than the Remaining Average Life and (B) the actively traded U.S. Treasury security with the maturity closest to and less than the Remaining Average Life.

"Remaining Average Life" means, with respect to the Called Principal of any Note, the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the maturity date of the Note in respect thereof.

"Settlement Date" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 13.1, as the context requires.

9. INTEREST ON THE NOTES.

9.1 Series A Notes' Semi-Annual Interest Payments.

Interest (computed on the basis of a 360-day year of twelve 30-day months) shall accrue on the unpaid principal balance of the Series A Notes at 7.09% per annum from the date of each Series A Note, and shall be payable to the holders thereof semi-annually, on April 28 and October 28 in each year, commencing with the later of April 28, 1998 and the payment date next succeeding the date of such Series A Note, until the principal thereof shall have become due and payable, and to the extent permitted by law in respect of any Series A Note on any overdue payment of principal, any overdue payment of interest and any overdue payment of Make-Whole Amount with respect thereto, payable, on demand, at a rate per annum equal to the Series A Default Rate.

9.2 Series B Notes' Semi-Annual Interest Payments.

Interest (computed on the basis of a 360-day year of twelve 30-day months) shall accrue on the unpaid principal balance of the Series B Notes at 7.25% per annum from the date of each Series B Note, and shall be payable to the holders thereof semi-annually, on April 28 and October 28 in each year, commencing with the later of April 28, 1998 and the payment date next succeeding the date of such Series B Note, until the principal thereof shall have become due and payable, and to the extent permitted by law in respect of any Series B Note on any overdue payment of principal, any overdue payment of interest and any overdue payment of Make-Whole Amount with respect thereto, payable, on demand, at a rate per annum equal to the Series B Default Rate.

10. AFFIRMATIVE COVENANTS.

The Company covenants that so long as any of the Notes are outstanding:

10.1 Compliance with Law.

The Company will and will cause each of its Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

10.2 Insurance.

The Company will and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

10.3 Maintenance of Properties.

The Company will and will cause each of its Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

10.4 Payment of Taxes and Claims.

The Company will and will cause each of its Subsidiaries to file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary (including, without limitation, mechanic's liens or other similar construction liens), provided that neither the Company nor any Subsidiary need pay any such tax or assessment or claims if (a) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or such Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (b) the nonpayment of all such taxes and assessments and claims in the aggregate could not reasonably be expected to have a Material Adverse Effect.

10.5 Corporate Existence, etc.

The Company will and will cause each Guarantor to at all times preserve and keep in full force and effect its respective corporate or other entity existence. Subject to Section 11.2 and Section 11.7, the Company will at all times preserve and keep in full force and effect the corporate or other entity existence of each of its other Subsidiaries (unless merged into the Company or a Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

10.6 Pari Passu Obligations.

The Company covenants that its obligations under the Notes and the Obligors' obligations under this Agreement and the Other Agreements do and will rank at least pari passu in right of payment with all their respective other present and future unsecured and unsubordinated Debt.

10.7 Maintenance of Guaranties of Subsidiaries.

(a) Additional Domestic Subsidiaries as Guarantors. If the Company or any Domestic Subsidiary creates or otherwise acquires any active Domestic Subsidiary at any time after the date of Closing, the Company shall cause such Domestic Subsidiary to become a Guarantor hereunder and under the Other Agreements by delivering to each holder of Notes an instrument referring to this Agreement and the Other Agreements wherein such Domestic Subsidiary agrees to be bound by all of the terms and conditions applicable to a "Guarantor" under this Agreement and the Other Agreements as of the date thereof, which instrument shall be substantially in the form of Exhibit 10.7. In connection with the delivery of such instrument, the Company shall also deliver the following to each of the holders of Notes:

(i) a certificate of the secretary or assistant secretary of such Domestic Subsidiary certifying the names and true signatures of the officers of such Domestic Subsidiary authorized to execute such instrument and the proper adoption of a resolution of the board of directors or stockholders of such Subsidiary approving the execution, delivery and performance of such instrument;

(ii) a certificate executed by a Senior Financial Officer, dated as of the date of such instrument, stating that (i) except as to such exceptions as shall be set forth in writing therein, the representations and warranties contained in Section 5 are true and correct on and as of the date of such instrument to the extent such representations and warranties are applicable to such Domestic Subsidiary as a "Guarantor" or "Obligor" hereunder and (ii) no Default or Event of Default exists as of the date of such instrument; and

(iii) with respect to any such Domestic Subsidiary whose total assets constitute at least 10% of Consolidated Total Assets, determined as of the last day of the Group Fiscal Quarter then most recently ended, an opinion or opinions of counsel (which may be counsel employed by the Company or such Domestic Subsidiary as inside counsel) confirming that (i) such Domestic Subsidiary's obligations under such instrument and the obligations of a "Guarantor" hereunder and under the Other Agreements are legal, valid, binding and enforceable against such Domestic Subsidiary, (ii) the execution, delivery and performance of such instrument and the performance of this Agreement and the Other Agreements by such Domestic Subsidiary will not violate any law, decree or judgment or violate any material agreement to which such Domestic Subsidiary is a party or by which its assets are bound and (iii) no government approvals, consents, registrations or filings are required by such Domestic Subsidiary in connection with the execution, delivery and performance of its obligations under such instrument and the performance of this Agreement and the Other Agreements, provided that such opinion or opinions shall be subject to customary exceptions and qualifications.

For the avoidance of doubt, (A) if a Domestic Subsidiary is considered to be "active" under any bank credit agreement (including, without limitation, the Credit Agreement) or is otherwise required to become a guarantor, obligor or co-obligor thereunder, it shall be treated as an active Domestic Subsidiary for purposes of this clause (a) and (B) if a Domestic Subsidiary has incurred and has outstanding any Debt, possesses any material assets or conducts any material business operations, it shall be deemed to be an active Domestic Subsidiary hereunder and under the Other Agreements.

(b) Foreign Subsidiaries as Guarantors. The Company will not permit any Foreign Subsidiary to become a guarantor, obligor or co-obligor in respect of any bank credit agreement of the Company (including, without limitation, the Credit Agreement) unless the Company shall have taken such reasonable action with respect to such Foreign Subsidiary such that the holders of Notes under this Agreement and the Other Agreements would have contractual rights against such Foreign Subsidiary that would be substantially equivalent, in the reasonable judgment of the Required Holders, to the contractual rights that the banks under such bank credit agreement would have against such Foreign Subsidiary by virtue of its becoming a guarantor, obligor or co-obligor.

(c) Release of Guarantees of Domestic or Foreign Subsidiaries. If, with respect to any Domestic Subsidiary that is a Guarantor or any Foreign Subsidiary that becomes a Guarantor pursuant to Section 10.7(b),

(i) all, or substantially all, of the assets of such Guarantor are Transferred in accordance with the requirements of Section 11.7 and such Guarantor is wound-up and terminated in accordance with the requirements of Section 10.5,

(ii) all of the Company's and any Subsidiary's capital stock or other equity ownership interests in such Guarantor is Transferred in accordance with the requirements of Section 11.7, or

(iii) such Guarantor became a Guarantor hereunder and under the Other Agreements only pursuant to paragraph (b) of this Section 10.7 and such Guarantor has ceased to be a guarantor, obligor or co-obligor under or in respect of the bank credit agreement of the Company (including, without limitation, the Credit Agreement), then the Company may elect to cause the withdrawal of the Guarantee of such Guarantor hereunder and under the Other Agreements. Such election shall be exercised by a Senior Financial Officer informing, in writing, each holder of Notes of such election, certifying in such writing that the requirements of this Section 10.7 have been satisfied and that no Default or Event of Default exists. Thereafter, the Guarantee of such Guarantor shall be null and void and without effect and such Guarantor shall no longer be, or be deemed to be, a party to this Agreement or any of the Other Agreements, provided that, if the aforesaid requirements under this Section 10.7(c) (including, without limitation, the requirements of clause (i), clause (ii) or clause (iii), as the case may be) shall not have been satisfied (including, without limitation, the satisfaction of the requirements of Section 10.5 or Section 11.7 referred to above), then the Guarantee of such Guarantor shall continue in full force and effect and such Guarantor shall continue to be a party hereto and to the Other Agreements notwithstanding the delivery of such writing by the Company to each of the holders of Notes until all of such requirements shall have been satisfied.

11. NEGATIVE COVENANTS.

The Company covenants that so long as any of the Notes are outstanding:

11.1 Transactions with Affiliates.

The Company will not and will not permit any Subsidiary to enter into directly or indirectly any transaction or Material group of related transactions (including, without limitation, the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or a Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate, provided that, for the avoidance of doubt, nothing in this Section 11.1 shall prohibit the Company or any Subsidiary from entering into transactions and agreements with, and making payments to, its senior executive officers or former senior executive officers in respect of compensation, bonus or incentive plans (including stock option plans), welfare and benefit plans, employment agreements, consulting agreements and retirement and/or severance agreements, or the like, on the condition that such transactions, agreements and payments are made in good faith and with a bona fide business purpose.

11.2 Merger, Consolidation, etc.

The Company will not and will not permit any of its Subsidiaries to consolidate, amalgamate or merge with or into any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person (except that (x) any Subsidiary may consolidate, amalgamate or merge with or into, or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to, any Obligor, (y) any Subsidiary that is not an Obligor may consolidate, amalgamate or merge with or into, or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to, any Wholly-Owned Subsidiary and (z) any Subsidiary may transfer or lease all or substantially all of its assets if permitted pursuant to Section 11.7(d)), provided that the foregoing restrictions do not apply to

(a) the consolidation, amalgamation or merger of any Obligor with or into, or the conveyance, transfer or lease of all or substantially all of the assets of such Obligor in a single transaction or series of transactions to, any Person so long as:

(i) the successor formed by such consolidation or amalgamation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of such Obligor as an entirety, as the case may be (as used in this Section 11.2(a), the "Successor Company"), shall be a solvent corporation organized and existing under the laws of the United States of America or any State thereof (including, without limitation, the District of Columbia);

(ii) if such Obligor is not the Successor Company, such Successor Company shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement, the Other Agreements and the Notes to which such Obligor is subject and shall have caused to be delivered to each holder of any Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof;

(iii) each Guarantor (excluding any Guarantor that shall have delivered the assumption referred to in paragraph (ii) above) shall have confirmed, in writing, its Guarantee and other obligations hereunder and under the Other Agreements;

(iv) immediately after giving effect to such transaction the Successor Company would be permitted by the provisions of Section 11.3(c) to incur at least $1 of additional Debt; and

(v) immediately after giving effect to such transaction no Default or Event of Default would exist.

(b) Except as expressly provided in Section 10.7, no such conveyance, transfer or lease of all or substantially all of the assets of any Obligor under this Section 11.2 shall have the effect of releasing the Company, any Successor Company (as such term is used in Section 11.2(a)) or any Guarantor from its liability under this Agreement, the Other Agreement or the Notes.

11.3 Incurrence of Debt.

The Company will not and will not permit any of its Subsidiaries to directly or indirectly create, incur, assume, guarantee, or otherwise become liable with respect to, any Debt, unless

(a) such Debt is the Notes,

(b) such Debt is outstanding on the date of the Closing and is referred to in Schedule 5.15 or is Debt which, directly or indirectly, is extending, renewing or refunding any such Debt (provided that any such extension, renewal or refunding shall not have the effect of (x) increasing the principal amount of such Debt outstanding immediately prior to such time or (y) reducing the average life of such Debt from that as determined immediately prior to such time), or

(c) on the date on which the Company or such Subsidiary becomes liable with respect to such Debt and immediately after giving effect thereto and the concurrent retirement of any other Debt with the proceeds thereof,

(i) no Default or Event of Default exists, and

(ii) Consolidated Total Debt as of such date does not exceed 60% of Consolidated Total Capitalization as of such date.

For the purposes of this Section 11.3, any Person becoming a member of the Group after the date of the Closing shall be deemed, at the time it becomes such a member, to have incurred all of its then outstanding Debt.

11.4 Incurrence of Priority Debt.

The Company will not and will not permit any of its Subsidiaries to directly or indirectly create, incur, assume, guarantee, or otherwise become liable in respect of

(a) in the case of the Company or any Guarantor, any Debt to be incurred after the date of the Closing and secured by Liens permitted pursuant to clause (j) of Section 11.6 or

(b) in the case of any Foreign Subsidiary (other than a Guarantor), any Debt (whether secured or unsecured) to be incurred by such Foreign Subsidiary after the date of the Closing,

unless, after giving effect to the incurrence of such Debt and the application of the proceeds thereof, the aggregate principal amount (without duplication) of (i) all Debt previously incurred in respect of clause (a) above and then outstanding (excluding, in any case, any such Debt owing to the Company, a Guarantor or a Wholly-Owned Subsidiary) and (ii) all Consolidated Foreign Subsidiary Debt then outstanding does not exceed the greater of

(A) $45,000,000 and

(B) 20% of Consolidated Net Worth, determined as of the then last day of the most recently ended Group Fiscal Quarter.

11.5 Consolidated Net Worth; Restricted Payments.

(a) The Company will not permit at any time the difference of Consolidated Net Worth as of the end of the then most recently ended Group Fiscal Quarter minus the aggregate amount of Restricted Investments at such time to be less than the sum of

(i) $215,000,000, plus

(ii) an aggregate amount equal to 50% of Consolidated Net Income (but only if a positive number) for each Group Fiscal Year ended on or after June 1998.

(b) The Company will not directly or indirectly make any Restricted Payment, or permit any Subsidiary to make any Restricted Payment, unless

(i) immediately after giving effect to such Restricted Payment, the Company would be permitted by the provisions of Section 11.3(c) to incur at least $1 of additional Debt and

(ii) immediately after giving effect to such Restricted Payment, no Default or Event of Default would exist.

11.6 Liens.

The Company will not and will not permit any of its Subsidiaries to directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of the Company or such Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom or assign or otherwise convey any right to receive such income or profits (unless it makes, or causes to be made, effective provision whereby the Notes will be equally and ratably secured with any and all other obligations thereby secured, such security to be pursuant to an agreement reasonably satisfactory to the Required Holders and, in any such case, the Notes shall have the benefit, to the fullest extent that, and with such priority as, the holders of the Notes may be entitled under applicable law, of an equitable Lien on such property), provided that the foregoing restrictions and limitations shall not apply to:

(a)

(i) Liens for taxes, assessments or other governmental charges the payment of which is not at the time required by Section 10.4, and

(ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen, inventory suppliers and other similar Liens, in each case, incurred in the ordinary course of business for sums not yet due or the payment of which is not at the time required by Section 10.4;

(b) Liens

(i) arising from judicial attachments and judgments,

(ii) securing appeal bonds or supersedeas bonds, or

(iii) arising in connection with court proceedings (including, without limitation, surety bonds and letters of credit or any other instrument serving a similar purpose),

provided that (1) the execution or other enforcement of such Liens is effectively stayed, (2) the claims secured thereby are being actively contested in good faith and by appropriate proceedings and (3) adequate book reserves shall have been established and maintained with respect thereto in accordance with GAAP;

(c) Liens incurred or deposits made in the ordinary course of business (i) in connection with workers' compensation, unemployment insurance and other types of social security or retirement benefits, or (ii) to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety bonds, appeal bonds, bids, leases (other than Capital Leases), performance bonds, purchase, construction or sales contracts, leases and other similar obligations, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property, and which Liens do not, in the aggregate, materially impair the use of the property subject thereto in the operation of the business of the Group or the value of such property for the purposes of such business;

(d) leases or subleases granted to others, easements, rights-of-way, restrictions, zoning restrictions, governmental restrictions in respect of any property or property right or franchise of a member of the Group and other similar charges or encumbrances, in each case incidental to, and not interfering with, the ordinary conduct of the business of the Group, taken as a whole, provided that such charges and encumbrances do not, in the aggregate, materially detract from the value of such property;

(e) Liens existing on the date of the Closing and referred to in Schedule 5.15;

(f) Liens on property or assets of any member of the Group securing Debt owing to any other member of the Group;

(g) Liens created to secure all or any part of the purchase price, or to secure Debt incurred or assumed to pay all or any part of the purchase price or cost of construction, of property (or any improvement thereon) acquired or constructed by any member of the Group, provided that all of the following conditions are satisfied:

(i) any such Lien shall extend solely to the item or items of such property (or improvement thereon) or proceeds thereof so acquired or constructed and, if required by the terms of the instrument originally creating such Lien, other property (or improvement thereon) which is an improvement to or is acquired for specific use in connection with such acquired or constructed property (or improvement thereon) or which is real property being improved by such acquired or constructed property (or improvement thereon),

(ii) the principal amount of the Debt secured by any such Lien shall at no time exceed an amount equal to the lesser of (A) the cost to such member of the property (or improvement thereon) so acquired or constructed and (B) the Fair Market Value (as determined in good faith by the Board of Directors of the Company) of such property (or improvement thereon) at the time of such acquisition or construction,

(iii) if such Lien secures Debt, the incurrence of such Debt shall have been permitted pursuant to Section 11.3(c), and

(iv) any such Lien shall be created contemporaneously with, or within 180 days after, the acquisition or construction of such property;

(h) Liens existing on property of a Person immediately prior to its being consolidated or amalgamated with or merged into any member of the Group or its becoming a Subsidiary, or any Lien existing on any property acquired by any member of the Group at the time such property is so acquired (whether or not the Debt secured thereby shall have been assumed), provided that

(i) no such Lien shall have been created or assumed in contemplation of such consolidation, amalgamation or merger or such Person's becoming a Subsidiary or such acquisition of property,

(ii) each such Lien shall extend solely to the item or items of property so acquired and proceeds thereof and, if required by the terms of the instrument originally creating such Lien, other property which is an improvement to or is acquired for specific use in connection with such acquired property,

(iii) if such Lien secures Debt, the incurrence of Debt deemed to occur upon the consolidation, amalgamation, merger, becoming a Subsidiary or acquisition of property shall have been permitted pursuant to Section 11.3(c), and

(iv) the principal amount of the Debt secured by any such Lien shall at no time exceed an amount equal to the Fair Market Value (as determined in good faith by the Board of Directors of the Company) of such property (or improvement thereon) at the time of such consolidation, amalgamation, merger, becoming a Subsidiary or acquisition; and

(i) Liens renewing, extending or replacing Liens permitted by clauses (a) through (h) above, provided that all of the following conditions are satisfied:

(i) no such new Lien shall extend to any property of the Group other than property already encumbered by the existing Lien being so renewed, extended or replaced,

(ii) the principal amount of the underlying obligation secured by such existing Lien outstanding at the time of such renewal, extension or replacement shall not be increased in connection with such renewal, extension or replacement and the average life thereof shall not be reduced, and

(iii) immediately after such renewal, extension or refunding no Default or Event of Default shall have existed and the Company shall have been permitted to incur at least $1 of additional Debt under Section 11.3(c);

(j) any Lien (other than a Lien permitted under clause (a) through clause (i) above) securing any Debt of any member of the Group,

(i) which Debt was permitted to be incurred pursuant to Section 11.3(c), and

(ii) which Debt, as of the date of the creation of such Lien, did not exceed the difference of

(A) the greater of (A) $45,000,000 and (B) 20% of Consolidated Net Worth, determined as of the end of the then most recently ended Group Fiscal Quarter, minus

(B) the sum (without duplication) of (1) the aggregate principal amount of all Consolidated Foreign Subsidiary Debt outstanding as of the date of creation of such Lien plus (2) the total amount of all other secured Debt of the Company and the Guarantors outstanding as of the date of creation of such Lien (other than Debt owing to the Company, any Guarantor or another Subsidiary) and previously incurred under this clause (j) by the Company or any Guarantor.

For the purposes of this Section 11.6, any Person becoming a member of the Group after the date of the Closing shall be deemed, at the time it becomes such a member, to have incurred all of its then existing Liens securing outstanding Debt.

11.7 Sale of Assets, etc.

The Company will not and will not permit any of its Subsidiaries to make any Transfer, provided that the foregoing restriction does not apply to a Transfer if:

(a) the property that is the subject of such Transfer constitutes either (i) inventory or (ii) equipment, fixtures, supplies or materials no longer required in the operation of the business of any member of the Group or that is obsolete, and, in each case, such Transfer is in the ordinary course of business;

(b) such Transfer is (i) from a Subsidiary to the Company, a Guarantor or a Wholly-Owned Subsidiary, (ii) from the Company to a Guarantor or a Wholly-Owned Subsidiary or (iii) from a Guarantor to the Company or a Wholly-Owned Subsidiary;

(c) such Transfer is subject to Section 11.2 and satisfies the requirements thereof; or

(d) such Transfer is not a Transfer described in clause (a) through clause (c) above (each such Transfer is referred to as a "Basket Transfer"), and all of the following conditions shall have been satisfied with respect to such Transfer:

(i) in the good faith opinion of the Board of Directors of the Company, the Transfer is in exchange for consideration with a Fair Market Value at least equal to that of the property exchanged, and is in the best interests of the Group,

(ii) immediately after giving effect to such transaction no Default or Event of Default would exist and the Company would be able to incur at least $1 of additional Debt under Section 11.3(c), and

(iii) immediately after giving effect to such Transfer,

(A) the book value of all property that was the subject of each Basket Transfer occurring in the then current Group Fiscal Year would not exceed 15% of Consolidated Total Assets as of the end of the then most recently ended Group Fiscal Quarter, and

(B) the book value of all property that was the subject of each Basket Transfer occurring on or after the date of the Closing would not exceed 30% of Consolidated Total Assets as of the end of the then most recently ended Group Fiscal Quarter.

If the Net Proceeds Amount for any Basket Transfer is applied to a Debt Offered Prepayment Application and/or is applied to, or committed in writing to, a Property Reinvestment Application, in each case within 545 days after the consummation of such Transfer (and, in the case of any such commitment, such Property Reinvestment Application is actually consummated within 30 days after the expiration of such 545-day period), then such Basket Transfer shall be excluded from any calculations set forth above in subclause (iii) of this clause (d), provided that

(y) if a Debt Offered Prepayment Application and/or Property Reinvestment Application in respect of all of such Net Proceeds Amount shall not have been effected within 90 days after the consummation of such Basket Transfer and such Basket Transfer (but for the paragraph to which this proviso is attached) would have caused the maximum amounts permitted under subclause (iii) of this clause (d) to have been exceeded, the Company shall deliver to each holder of Notes a writing stating that

(I) such Basket Transfer has caused such maximum amounts to be exceeded,

(II) such Basket Transfer is excluded from the calculation of such maximum amounts subject to the Net Proceeds Amount thereof being applied to a Debt Offered Prepayment Application and/or a Property Reinvestment Application within 545 days after the consummation of such Basket Transfer and

(III) the Company has decided to apply any then remaining unapplied Net Proceeds Amount of such Basket Transfer in excess of such maximum amounts to either a Debt Offered Prepayment Application or a Property Reinvestment Application (but not both; it being the intention of the parties hereto that the Company shall choose which application to utilize (such application being specified in such writing), although the Company shall not be required to specify at the time of making such choice the particular utilizations within such chosen application) and

(z) for the avoidance of doubt, a Basket Transfer that would (but for the paragraph to which this proviso is attached) have caused the maximum amounts permitted under subclause (iii) of this clause (d) to be exceeded shall be excluded from such calculations unless and until such time as the Company shall have failed to comply with the requirements of such paragraph (including, without limitation, the requirements of subparagraph (y) above).

For purposes of determining the book value of any property that is the subject of a Transfer, such book value shall be the book value of such property, as determined in accordance with GAAP, at the time of the consummation of such Transfer, provided that, in the case of a Transfer of any capital stock or other equity interests of a Subsidiary, the book value thereof shall be deemed to be an amount equal to

(A) the difference (determined after eliminating all intra-Group transactions, assets and liabilities in accordance with GAAP) of

(1) the book value of the total net assets of such Subsidiary less

(2) the liabilities of such Subsidiary

times

(B) a percentage that is equal to the percentage of total equity interests of such Subsidiary attributable to the capital stock or other equity interest being so Transferred.

11.8 Line of Business.

The Company will not and will not permit any of its Subsidiaries to engage in any business if, as a result, the general nature of the business in which the Obligors and their Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Obligors and their Subsidiaries, taken as a whole, are engaged on the date of the Closing as described in the Memorandum.

12. EVENTS OF DEFAULT.

An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

(a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b) the Company defaults in the payment of any interest on any Note for more than 5 Business Days after the same becomes due and payable; or

(c) any Obligor defaults in the performance of or compliance with any term contained in any of Section 11.2 through Section 11.7, inclusive, or Section 7.1(d); or

(d) any Obligor defaults in the performance of or compliance with any term contained herein or in any Other Agreement (other than those referred to in paragraphs (a), (b), (c) or (k) of this Section 12) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of Section 12); or

(e) any representation or warranty made in writing by or on behalf of any Obligor or by any officer of any Obligor in this Agreement, any Other Agreement or in any writing furnished in connection with the transactions contemplated hereby or thereby (including, without limitation, in any instrument delivered pursuant to Section 10.7) proves to have been false or incorrect in any material respect on the date as of which made; or

(f)

(i) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Debt (other than Debt under this Agreement, the Other Agreements and the Notes) beyond any period of grace provided with respect thereto, that individually or together with such other Debt as to which any such failure exists has an aggregate outstanding principal amount of at least $5,000,000 (or its equivalent in other applicable currencies), or

(ii) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Debt (other than indebtedness under this Agreement, the Other Agreements and the Notes), that individually or together with such other Debt as to which any such failure exists has an aggregate outstanding principal amount of at least $5,000,000 (or its equivalent in other applicable currencies), or of compliance of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Debt has become, or has been declared, due and payable before its stated maturity or before its regularly scheduled dates of payment, or

(iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Debt to convert such Debt into equity interests),

(A) the Company or any Subsidiary has become obligated (other than at its election) to purchase or repay Debt before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $5,000,000 (or its equivalent in other applicable currencies), or

(B) one or more Persons have the right to require the Company or any Subsidiary to purchase or repay Debt in an aggregate outstanding principal amount of at least $5,000,000 (or its equivalent in other applicable currencies) and have exercised such right; or

(g) the Company or any Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

(h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any Subsidiary, a custodian, receiver, trustee or other officer with similar powers with respect to the Company or any Subsidiary or with respect to any substantial part of the property of the Company or any Subsidiary, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any Subsidiary, or any such petition shall be filed against the Company or any Subsidiary and such petition shall not be dismissed within 60 days; or

(i) a final judgment or judgments for the payment of money aggregating in excess of $5,000,000 (or its equivalent in other applicable currencies) are rendered against one or more of the Company and the Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

(j) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or section 412 of the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code,

(ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under section 4042 of ERISA to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings,

(iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans subject to Title IV of ERISA, determined in accordance with Title IV of ERISA, shall exceed $5,000,000,

(iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability in the nature of a penalty, excise tax or fine pursuant to Title I of ERISA, any liability under Title IV of ERISA or any liability under section 4971 through section 4980E of the Code,

(v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or

(vi) the Company or any Domestic Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or such Domestic Subsidiary thereunder;

and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect; or

(k) the Guarantee in respect of any Guarantor or any provision thereof shall cease to be in full force or effect except as otherwise provided herein, or any Guarantor or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under such Guarantee, or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed pursuant to Section 23.

As used in Section 12(j), the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in section 3 of ERISA.

13. REMEDIES ON DEFAULT, ETC.

13.1 Acceleration.

(a) If an Event of Default with respect to the Company described in paragraph (g) or paragraph (h) of Section 12 (other than an Event of Default described in clause (i) of paragraph (g) or described in clause (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b) If any other Event of Default has occurred and is continuing, any holder or holders of more than 50% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

(c) If any Event of Default described in paragraph (a) or (b) of Section 12 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

Upon any Notes becoming due and payable under this Section 13.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in such Note free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that such Note is prepaid or is accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

13.2 Other Remedies.

If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 13.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

13.3 Rescission.

At any time after any Notes have been declared due and payable pursuant to clause (b) or clause (c) of Section 13.1, the holders of more than 50% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal due and payable on any Notes other than by reason of such declaration, and all interest on such overdue principal, if any, and any Make-Whole Amount that is due and payable in respect of the Notes other than by reason of such declaration and any interest thereon and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the applicable Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 18, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 13.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

13.4 No Waivers or Election of Remedies, Expenses, etc.

No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 16, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 13, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

14. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

14.1 Registration of Notes.

The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

14.2 Transfer and Exchange of Notes.

Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note and of the same Series as such surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1A or Exhibit 1B, as the case may be. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $500,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $500,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.

14.3 Replacement of Notes.

Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $250,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, of the same Series as such lost, stolen, destroyed or mutilated Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

15. PAYMENTS ON NOTES.

15.1 Place of Payment.

Subject to Section 15.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in Carlsbad, California at the principal office of the Company in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either a principal office of the Company in the United States of America or a principal office of a bank or trust company in the United States of America.

15.2 Home Office Payment.

So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Section 15.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 15.1. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes of the same Series as such surrendered Note pursuant to Section 14.2. The Company will afford the benefits of this Section 15.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this Section 15.2.

16. EXPENSES, ETC.

16.1 Transaction Expenses.

Whether or not the transactions contemplated hereby are consummated, the Obligors will pay all costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by you and each Other Purchaser or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Obligors will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by you).

16.2 Survival.

The obligations of the Obligors under this Section 16 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes and the termination of this Agreement.

17. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Obligors pursuant to this Agreement shall be deemed representations and warranties of the Obligors under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you and the Obligors and supersede all prior agreements and understandings relating to the subject matter hereof.

18. AMENDMENT AND WAIVER.

18.1 Requirements.

This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of any of Sections 1, 2, 3, 4, 5, 6 and 22, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 13 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 12(a), 12(b), 13, 18, 21 and 23. No amendment or waiver provided for in this Section 18.1 shall become effective unless each Guarantor shall have consented to the same in writing and, in connection therewith, shall have reconfirmed, in writing, its obligations hereunder.

18.2 Solicitation of Holders of Notes.

(a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 18 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes or any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

18.3 Binding Effect, etc.

Any amendment or waiver consented to as provided in this Section 18 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Obligors without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

18.4 Notes held by Company, etc.

Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

19. NOTICES.

All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

(i) if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing,

(ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing,

(iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of the Chief Financial Officer, telecopier: (760) 930-1580, or at such other address as the Company shall have specified to the holder of each Note in writing, or

(iv) if to any Guarantor, to such Guarantor in care of the Company at its address set forth at the beginning hereof to the attention of the Chief Financial Officer, telecopier: (760) 930-1580, or at such other address as such Guarantor shall have specified to the holder of each Note in writing.

Notices under this Section 19 will be deemed given only when actually received.

20. REPRODUCTION OF DOCUMENTS.

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Obligors agree and stipulate that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 20 shall not prohibit the Obligors or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

21. CONFIDENTIAL INFORMATION.

For the purposes of this Section 21, "Confidential Information" means information delivered to you by or on behalf of any Obligor and any Subsidiary of any Obligor in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Obligors and their Subsidiaries, provided that such term does not include information that

(a) was publicly known or otherwise known to you prior to the time of such disclosure,

(b) subsequently becomes publicly known through no act or omission by you or any Person acting on your behalf,

(c) otherwise becomes known to you other than through disclosure by any Obligor or any Subsidiary of an Obligor, or

(d) constitutes financial statements delivered to you under Section 7.1 that are otherwise publicly available.

You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, provided that you may deliver or disclose Confidential Information to:

(i) your directors, officers, trustees, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes),

(ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 21,

(iii) any other holder of any Note other than a Competitor,

(iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 21),

(v) any Person other than a Competitor from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 21),

(vi) any federal or state regulatory authority having jurisdiction over you,

(vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio or

(viii) any other Person to which such delivery or disclosure may be necessary or appropriate

(A) to effect compliance with any law, rule, regulation or order applicable to you,

(B) in response to any subpoena or other legal process,

(C) in connection with any litigation to which you are a party, or

(D) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement.

Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 21 as though it were a party to this Agreement. On reasonable request by any Obligor in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Obligors embodying the provisions of this Section 21.

22. SUBSTITUTION OF PURCHASER.

You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this Section 22), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "you" is used in this Agreement (other than in this Section 22), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

23. GUARANTEE.

23.1 Guaranteed Obligations.

Each of the Guarantors hereby irrevocably, unconditionally, absolutely, jointly and severally guarantees to each holder of Notes, as and for each such Guarantor's own debt, until final and indefeasible payment has been made:

(a) the due and punctual payment by the Company of the principal of, and interest (including default interest and post-petition interest), and the Make-Whole Amount (if any) on, the Notes at any time outstanding and the due and punctual payment of all other amounts payable, and all other indebtedness owing, by the Company to the holders of the Notes under this Agreement, the Other Agreements and the Notes (all such obligations so guarantied are herein collectively referred to as the "Guaranteed Obligations"), in each case when and as the same shall become due and payable, whether at maturity, pursuant to mandatory or optional prepayment, by acceleration or otherwise, all in accordance with the terms and provisions hereof and thereof; it being the intent of each of the Guarantors that the guarantee set forth in this Section 23 (the "Guarantee") shall be a guarantee of payment and not a guarantee of collection; and

(b) the punctual and faithful performance, keeping, observance, and fulfillment by the Company of all duties, agreements, covenants and obligations of the Company contained in this Agreement, the Other Agreements and the Notes.

23.2 Performance under this Agreement and the Other Agreements.

In the event the Company fails to make, on or before the due date thereof, any payment of the Guaranteed Obligations, or if the Company shall fail to perform, keep, observe, or fulfill any other obligation referred to in clause (a) or clause (b) of Section 23.1 in the manner provided in this Agreement, the Other Agreements or the Notes after in each case giving effect to any applicable grace periods or cure provisions or waivers or amendments, the Guarantors shall cause forthwith to be paid the moneys, or to be performed, kept, observed, or fulfilled each of such obligations, in respect of which such failure has occurred in accordance with the terms and provisions of this Agreement, the Other Agreements and the Notes.

23.3 Waivers.

To the fullest extent permitted by law, each Guarantor does hereby waive:

(a) notice of acceptance of the Guarantee;

(b) notice of any purchase of the Notes under this Agreement or the Other Agreements, or the creation, existence or acquisition of any of the Guaranteed Obligations, subject to such Guarantor's right to make inquiry of each holder of Notes to ascertain the amount of the Guaranteed Obligations at any reasonable time;

(c) notice of the amount of the Guaranteed Obligations, subject to such Guarantor's right to make inquiry of each holder of Notes to ascertain the amount of the Guaranteed Obligations at any reasonable time;

(d) notice of adverse change in the financial condition of the Company, any other Guarantor or any Subsidiary or any other fact that might increase or expand such Guarantor's risk hereunder;

(e) notice of presentment for payment, demand, protest, and notice thereof as to the Notes or any other instrument;

(f) notice of any Default or Event of Default (except if such notice or demand is specifically otherwise required to be given to such Guarantor pursuant to the terms of this Agreement);

(g) all other notices and demands to which such Guarantor might otherwise be entitled (except if such notice or demand is specifically otherwise required to be given to such Guarantor pursuant to the terms of this Agreement);

(h) the defense of the "single action" rule or any similar right or protection (including, without limitation, any rights or defenses created by the anti-deficiency statutes of the State of California), and the right by statute or otherwise to require any holder of Notes to institute suit against the Company or any other Guarantor or to exhaust its rights and remedies against the Company or any other Guarantor, such Guarantor being bound to the payment of each and all Guaranteed Obligations, whether now existing or hereafter accruing, as fully as if such Guaranteed Obligations were directly owing to the holders of Notes by such Guarantor;

(i) any defense of the Company under this Agreement, the Other Agreements and the Notes other than the full and timely performance thereof;

(j) any defense relating to the validity or enforceability (or absence or failure thereof) of any term of this Agreement, the Other Agreements and the Notes;

(k) any defense arising by reason of any disability or other defense (other than the defense that the Guaranteed Obligations shall have been fully and finally performed and indefeasibly paid) of the Company or by reason of the cessation from any cause whatsoever of the liability of the Company in respect thereof, and any other defense that such Guarantor may otherwise have against the Company or any holder of Notes;

(l) any stay (except in connection with a pending appeal), valuation, appraisal, redemption or extension law now or at any time hereafter in force which, but for this waiver, might be applicable to any sale of property of such Guarantor made under any judgment, order or decree based on this Agreement, and such Guarantor covenants that it will not at any time insist upon or plead, or in any manner claim or take the benefit or advantage of such law; and

(m) any other defense which a Guarantor may have to the full and complete performance of its obligations hereunder (including, without limitation, any benefits which might otherwise be available under California Civil Code Sections 2809, 2910, 2819, 2839, 2845, 2849, 2850, 2899 and 3433 and California Code of Civil Procedure Sections 580a, 580b, 580d and 726).

23.4 Certain Waivers of Subrogation, Reimbursement and Indemnity.

Until all of the Guaranteed Obligations shall have been fully and finally paid, no Guarantor shall have any right of subrogation, reimbursement or indemnity whatsoever and no right of recourse to or with respect to any assets or property of the Company. Nothing shall discharge or satisfy the liability of any of the Guarantors hereunder except the full and final performance and indefeasible payment of the Guaranteed Obligations.

23.5 Releases.

Each of the Guarantors consents and agrees that, without notice to or by such Guarantor and without impairing, releasing, abating, deferring, suspending, reducing, terminating or otherwise affecting the obligations of such Guarantor hereunder, each holder of Notes, in the manner provided herein, by action or inaction, may:

(a) compromise or settle, renew or extend the period of duration or the time for the payment, or discharge the performance of, or may refuse to, or otherwise not, enforce, or may, by action or inaction, release all or any one or more parties to, any one or more of this Agreement, the Other Agreements or the Notes;

(b) assign, sell or transfer, or otherwise dispose of, any one or more of the Notes;

(c) grant waivers, extensions, consents and other indulgences to the Company or any other Guarantor in respect of any one or more of this Agreement, the Other Agreements or the Notes;

(d) amend, modify or supplement in any manner and at any time (or from time to time) any one or more of this Agreement, the Other Agreements and the Notes;

(e) release or substitute any one or more of the endorsers or guarantors of the Guaranteed Obligations whether parties hereto or not;

(f) sell, exchange, release or surrender any property at any time pledged or granted as security in respect of the Guaranteed Obligations, whether so pledged or granted by such Guarantor or another guarantor of the Company's obligations under this Agreement, the Other Agreements and the Notes;

(g) exchange, enforce, waive, or release, by action or inaction, any security for the Guaranteed Obligations or any other guarantee of any of the Notes; and

(h) any other act or event which could have the effect of releasing a Guarantor from the full and complete performance of its obligations hereunder.

23.6 Marshaling.

Each Guarantor consents and agrees that:

(a) each holder of Notes shall be under no obligation to marshal any assets in favor of such Guarantor or against or in payment of any or all of the Guaranteed Obligations; and

(b) to the extent the Company or another Guarantor makes a payment or payments to any holder of Notes, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, or required, for any of the foregoing reasons or for any other reason, to be repaid or paid over to a custodian, trustee, receiver, or any other party under any bankruptcy law, common law, or equitable cause, then to the extent of such payment or repayment, the obligation or part thereof intended to be satisfied thereby shall be revived and continued in full force and effect as if said payment or payments had not been made and such Guarantor shall be primarily liable for such obligation.

23.7 Liability.

Each Guarantor agrees that the liability of such Guarantor in respect of this Section 23 shall be immediate and shall not be contingent upon the exercise or enforcement by any holder of Notes of whatever remedies such holder may have against the Company or any other Guarantor or the enforcement of any Lien or realization upon any security such holder may at any time possess.

23.8 Character of Obligation.

The Guarantee set forth in this Section 23 is a primary and original obligation of each Guarantor and is an absolute, unconditional, continuing and irrevocable guarantee of payment and performance (and not of collectibility) and shall remain in full force and effect until the full, final and indefeasible payment of the Guaranteed Obligations without respect to future changes in conditions.

The obligations of the Guarantors under this Section 23 are joint and several. The obligations of each Guarantor under this Guarantee and the rights of the holders of Notes to enforce such obligations by any proceedings, whether by action at law, suit in equity or otherwise, shall not be subject to any reduction, limitation, impairment or termination, whether by reason of any claim of any character whatsoever or otherwise, including, without limitation, claims of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense, set-off, counterclaim, recoupment or termination whatsoever.

Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by:

(a) any default, failure or delay, willful or otherwise, in the performance by the Company of any obligations of any kind or character whatsoever of the Company (including, without limitation, the obligations and undertakings of the Company hereunder or under any of the Other Agreements);

(b) any creditors' rights, bankruptcy, receivership or other insolvency proceeding of the Company or any other Person or in respect of the property of the Company or any other Person or any merger, consolidation, reorganization, dissolution, liquidation or winding up of the Company or any other Person;

(c) impossibility or illegality of performance on the part of the Company of its obligations hereunder, under the Other Agreements or under the Notes;

(d) the validity or enforceability of this Agreement, the Other Agreements or the Notes;

(e) in respect of the Company or any other Person, any change of circumstances, whether or not foreseen or foreseeable, whether or not imputable to the Company or any other Person, or other impossibility of performance through fire, explosion, accident, labor disturbance, floods, droughts, embargoes, wars (whether or not declared), civil commotions, acts of God or the public enemy, delays or failure of suppliers or carriers, inability to obtain materials, action of any federal or state regulatory body or agency, change of law or any other causes affecting performance, or any other force majeure, whether or not beyond the control of the Company or any other Person and whether or not of the kind hereinbefore specified;

(f) any attachment, claim, demand, charge, lien, order, process, encumbrance or any other happening or event or reason, similar or dissimilar to the foregoing, or any withholding or diminution at the source, by reason of any taxes, assessments, expenses, indebtedness, obligations or liabilities of any character, foreseen or unforeseen, and whether or not valid, incurred by or against any Person, or any claims, demands, charges or Liens of any nature, foreseen or unforeseen, incurred by any Person, or against any sums payable hereunder or under the Other Agreements, so that such sums would be rendered inadequate or would be unavailable to make the payments herein provided;

(g) any order, judgment, decree, law, ruling or regulation (whether or not valid) of any court of any nation or of any political subdivision thereof or any body, agency, department, official or administrative or regulatory agency of any thereof or any other action, happening, event or reason whatsoever which shall delay, interfere with, hinder or prevent, or in any way adversely affect, the performance by any party of its respective obligations under any instruments; or

(h) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Guarantor in respect of the obligations of such Guarantor under this Guarantee.

23.9 Election to Perform Obligations.

Any election by any Guarantor to pay or otherwise perform any of the obligations of the Company under this Agreement, the Other Agreements or the Notes, whether pursuant to this Section 23 or otherwise, shall not release the Company or any other Guarantor from such obligations or any of such Person's other obligations under this Agreement, the Other Agreements or the Notes.

23.10 No Election.

Each holder of Notes shall have the right to seek recourse against each of the Guarantors to the fullest extent provided for in this Section 23 and elsewhere as provided in this Agreement, the Other Agreements and the Notes, and against the Company, to the full extent provided for in this Agreement, the Other Agreements and the Notes. No election to proceed in one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver of the right of such holder of Notes to proceed in any other form of action or proceeding or against other parties unless such holder of Notes has expressly waived such right in writing. Specifically, but without limiting the generality of the foregoing, no action or proceeding by any holder of Notes against the Company or any Guarantor under any document or instrument evidencing obligations of the Company or such Guarantor to such holder of Notes shall serve to diminish the liability of any Guarantor under this Agreement (including, without limitation, this Section 23) except to the extent that such holder of Notes finally and unconditionally shall have realized payment by such action or proceeding, notwithstanding the effect of any such action or proceeding upon such Guarantor's right of subrogation against the Company.

23.11 Severability.

Subject to Section 13 hereof, each of the rights and remedies granted under this Section 23 to the holder of Notes in respect of the Notes held by such holder may be exercised by such holder without notice by such holder to, or the consent of or any other action by, any other holder of Notes.

23.12 Other Enforcement Rights.

Each holder of Notes may proceed to protect and enforce the Guarantee under this Section 23 by suit or suits or proceedings in equity, at law or in bankruptcy, and whether for the specific performance of any covenant or agreement contained in this Section 23 or in execution or aid of any power herein granted or for the recovery of judgment for or in respect of the Guaranteed Obligations or for the enforcement of any other proper, legal or equitable remedy available under applicable law.

23.13 Delay or Omission; No Waiver.

No course of dealing on the part of any holder of Notes and no delay or failure on the part of such holder to exercise any right under this Agreement, the Other Agreements or the Notes (including this Section 23) shall impair such right or operate as a waiver of such right or otherwise prejudice such holder's rights, powers and remedies hereunder. Every right and remedy given in or by this Section 23 or by law to any holder of Notes may be exercised from time to time as often as may be deemed expedient by such Person.

23.14 Restoration of Rights and Remedies.

If any holder of Notes shall have instituted any proceeding to enforce any right or remedy in this Section 23, under this Agreement or any Other Agreement or under any Note held by such holder and such proceeding shall have been discontinued or abandoned for any reason, or shall have been determined adversely to such holder, then and in every such case each such holder, the Company and each of the Guarantors shall, except as may be limited or affected by any determination in such proceeding, be restored severally and respectively to its respective former positions hereunder and thereunder, and thereafter the rights and remedies of such holder shall continue as though no such proceeding had been instituted.

23.15 Cumulative Remedies.

No remedy under this Agreement (including, without limitation, this Section 23), the Other Agreements or the Notes is intended to be exclusive of any other remedy, but each and every remedy shall be cumulative and in addition to any and every other remedy given pursuant to this Agreement (including, without limitation, this Section 23) or the Other Agreements, or pursuant to the Notes.

23.16 Survival.

So long as the Guaranteed Obligations shall not have been fully and finally performed and indefeasibly paid, the obligations of each Guarantor under this Section 23 shall survive the transfer and payment of any Note and the payment in full of all the Notes.

23.17 Miscellaneous.

If an Event of Default exists, then the holders of Notes (as provided in Section 13) shall have the right to declare all of the Guaranteed Obligations to be, and such Guaranteed Obligations shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which have been expressly waived by the Company and the Guarantors, and notwithstanding any stay, injunction or other prohibition preventing such declaration (or such Guaranteed Obligations from becoming automatically due and payable) as against the Company. In any such event, the holders of Notes shall have immediate recourse to each of the Guarantors to the fullest extent set forth herein.

Notwithstanding any other provision of this Section 23, the Guaranteed Obligations of each Guarantor under this Section 23 shall be limited to the extent, if any, required so that its obligations under this Section 23 shall not be subject to avoidance under Section 548 of the Bankruptcy Code or to being set aside or annulled under any applicable state law relating to fraud on creditors. In determining the limitations, if any, on the amount of any Guarantor's obligations under this Section 23 pursuant to the preceding sentence, any rights of subrogation or contribution which such Guarantor may have under this Section 23 or applicable law shall be taken into account.

Notwithstanding any provision in this Agreement or the Other Agreements to the contrary, each Obligor agrees that any indebtedness of a Guarantor owing to the Company or another Obligor shall be subordinated in right of payment to the Guaranteed Obligations of such Guarantor under this Section 23 owing to the holders of Notes.

24. MISCELLANEOUS.

24.1 Successors and Assigns.

All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

24.2 Payments Due on Non-Business Days.

Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

24.3 Severability.

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

24.4 Construction.

(a) Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

(b) This Agreement and the wording contained herein have been arrived at by mutual negotiation of the parties hereto, and no provision hereof shall be interpreted or construed against one party in favor of the other party by reason of draftsmanship.

24.5 Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

24.6 Governing Law.

THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Obligors.

SUNRISE MEDICAL, INC.

By: /s/ Ted N. Tarbet
Senior vice president
Chief financial officer

SUNMED FINANCE INC.
SUNRISE MARIN HOLDINGS INC.
SUNRISE MEDICAL CCG INC.
SUNRISE MEDICAL HHG INC.

By: /s/ Ted N. Tarbet
Senior vice president
Chief financial officer

The foregoing is hereby
agreed to as of the
date thereof.

PROVIDENT MUTUAL LIFE INSURANCE COMPANY

By: /s/ James D. Kestner
James D. Kestner
Vice President

The foregoing is hereby
agreed to as of the
date thereof.

PROVIDENT MUTUAL LIFE AND ANNUITY COMPANY OF AMERICA

By: /s/ James D. Kestner
James D. Kestner
Vice President

The foregoing is hereby
agreed to as of the
date thereof.

THE CANADA LIFE ASSURANCE COMPANY

By: /s/ Brian J. Lynch
Brian J. Lynch
Associate Treasurer

The foregoing is hereby
agreed to as of the
date thereof.

THE CANADA LIFE INSURANCE COMPANY OF AMERICA

By: /s/ Brian J. Lynch
Brian J. Lynch
Assistant Treasurer

The foregoing is hereby
agreed to as of the
date thereof.

MORGAN GUARANTY TRUST COMPANY OF NEW YORK AS TRUSTEE OF A COMMINGLED PENSION TRUST

By: /s/ E. Clifford Cole
E. Clifford Cole
Vice President

The foregoing is hereby
agreed to as of the
date thereof.

J. P. MORGAN INVESTMENT MANAGEMENT INC. AS INVESTMENT MANAGER

By: /s/ E. Clifford Cole
E. Clifford Cole
Vice President

The foregoing is hereby
agreed to as of the
date thereof.

MORGAN GUARANTY TRUST COMPANY OF NEW YORK AS INVESTMENT MANAGER FOR AN INSTITUTIONAL INVESTOR

By: /s/ E. Clifford Cole
E. Clifford Cole
Vice President

The foregoing is hereby
agreed to as of the
date thereof.

TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY

By: /s/ John M. Casparian
John M. Casparian
Investment Officer

The foregoing is hereby
agreed to as of the
date thereof.

THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA

By: /s/  Raymond J. Henry
Raymond J. Henry
Second Vice President

The foregoing is hereby
agreed to as of the
date thereof.

FORT DEARBORN LIFE INSURANCE COMPANY

By:  Guardian Asset management Corp.

By: /s/ Frank J. Jones
Frank J. Jones
President

The foregoing is hereby
agreed to as of the
date thereof.

TRAVELERS INSURANCE COMPANY

By: /s/ Pamela Westmoreland
Pamela Westmoreland
Investment Officer

The foregoing is hereby
agreed to as of the
date thereof.

TRAVELERS LIFE AND ANNUITY COMPANY

By: /s/ Pamela Westmoreland
Pamela Westmoreland
Investment Officer

The foregoing is hereby
agreed to as of the
date thereof.

UNITED SERVICES AUTOMOBILE ASSOCIATION

By: /s/ C. W. Shirley
C. W. Shirley
Senior Vice President

The foregoing is hereby
agreed to as of the
date thereof.

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

By: /s/ Daniel J. Franzese
Daniel J. Franzese
Director Private Placements

The foregoing is hereby
agreed to as of the
date thereof.

TRANSAMERICA LIFE INSURANCE AND ANNUITY COMPANY

By: /s/ John M. Casparian
John M. Casparian
Investment Officer

SCHEDULE A
	Principal Amount of Notes to be Purchased
	Series A	Series B
Name and Address of Purchaser
UNITED SERVICES AUTOMOBILE ASSOCIATION (Note to be registered in the name of "Salkeld & Co.")		$17,000,000
  Payments by wire transfer of immediately available funds (identifying each payment as "Sunrise Medical, Inc., 7.25% Series B Notes, due
  October 28, 2007, PPN 867910 A@ 0, principal or interest") to:
Bankers Trust Company/USAA
(ABA #021001033)
Private Placement Processing
AC #99 911 145
for credit to: USAA
Account Number 99715
  All notices of payments and written confirmations of such wire transfers:
  USAA
  c/o Asset Accounting
  USAA Building, B-1-W
  9800 Fredericksburg Road
  San Antonio, Texas 78288
  Fax: 210-498-8678
  All other communications:
  Insurance Company Portfolios
  USAA IMCO
  USAA Building, BK DO4N
  9800 Fredericksburg Road
  San Antonio, Texas 78288
  Attention: Bill Shirley
  Telephone: 210-498-7751
  Taxpayer I.D. Number: 74-0959140

	Principal Amount of Notes to be Purchased
	Series A	Series B
Name and Address of Purchaser
PROVIDENT MUTUAL LIFE INSURANCE COMPANY	$4,000,000
  All payments by wire transfer of immediately available funds to:
  PNC Bank
  Broad and Chestnut Streets
  Philadelphia, PA 19101
  ABA #031-000-053

  for credit to Provident Mutual Life Insurance Company
  Account #85-4084-2176
  All communications by U.S. mail or facsimile:
  P.O. Box 1717
  Valley Forge, PA 19482-1717
  Attention: Securities Investment Department
  Fax: 610-407-1322
  All communications by overnight courier:
  1205 Westlakes Drive
  Berwyn, PA 193125-2405
  Attention:  Treasurer
  Taxpayer I.D. Number: 23-099-045-0

	Principal Amount of Notes to be Purchased
	Series A	Series B
Name and Address of Purchaser
PROVIDENT MUTUAL LIFE AND ANNUITY COMPANY OF AMERICA	$1,000,000
  All payments by wire transfer of immediately available funds to:
PNC Bank
Broad and Chestnut Streets
Philadelphia, PA  19101
ABA # 031-000-053

for credit to
Provident Mutual Life and Annuity
Company of America
Account #85-5074-4911
  All communications by U.S. mail or facsimile:
Provident Mutual Life and Annuity
Company of America
P.O. Box 1717
Valley Forge, PA  19482-1717
Attention:  Securities Investment
Department
Fax No.:  610-407-1322
  All communications by overnight courier:
Provident Mutual Life and Annuity
Company of America
1205 Westlakes Drive
Berwyn, PA  19312-2405
Attention:  Treasurer
  Taxpayer I.D. Number:  23-161-908-2

	Principal Amount of Notes to be Purchased
	Series A	Series B
Name and Address of Purchaser
THE CANADA LIFE ASSURANCE COMPANY (Note to be registered in the name of "Cummings & Co.")	$3,500,000
  All payments by wire transfer of immediately available funds to:
For scheduled payments of principal and interest
Chase Manhattan Bank
ABA 021-000-021
A/C #544-755-102
Trust Account No. AR78-63909
The Canada Life Assurance Company
Attention:  Mr. Richard Boxer
Refer to:  Name of issuer, rate, maturity date, type
of security whether principal and/or interest and due date
For unscheduled prepayments and payment at maturity
Chase Manhattan Bank
ABA 021-000-021
A/C# 400-452-073
Trust Account No. AR78-63909,
The Canada Life Assurance Company
Attention:  Mr. Richard Boxer
Refer to:  name of issuer, rate, maturity date, whether
principal and/or interest and effective date of call or
maturity.
  All notices of payments and written confirmations
  of such wire transfers:
Chase Manhattan Bank
North America Insurance
3 Chase Metro Tech Center, 6th Fl.
Brooklyn, NY  11245
Attention:  Mr. Richard Boxer
Fax:  718-242-2015
copy to:
The Canada Life Assurance Company
330 University Avenue, SlP-12
Toronto, Ontario
Canada M5G 1R8
Attention:  Supervisor, Securities Accounting
Fax:  416-597-2690
  All other communications:
The Canada Life Assurance Company
U.S. Private Placements, SP-11
330 University Avenue
Toronto, Ontario
Canada M5G 1R8
Attention:  Brian Lynch, Associate Treasurer
Fax:  416-597-9678
  Taxpayer I.D. Number:  38-0397420

	Principal Amount of Notes to be Purchased
	Series A	Series B
Name and Address of Purchaser
CANADA LIFE INSURANCE COMPANY OF AMERICA (Note to be registered in the name of "Cummings & Co.")	$2,500,000
  All payments by wire transfer of immediately available funds to:

  For Scheduled payments of principal and interest
Chase Manhattan Bank
ABA 021-000-021
A/C #544-755-102
Trust Account No. AR78-64004
Canada Life Insurance Company of America
Attention:  Mr. Richard Boxer
Refer to:  name of issuer, rate, maturity date, type of security, whether principal and/or interest and due date.

For unscheduled prepayments and payment at maturity
Chase Manhattan Bank
ABA 021-000-021
A/C #400-452-073
Trust Account No. AR78-64004
Canada Life Insurance Company of America
Attention;  Mr. Richard Boxer
Refer to:  Name of issuer, rate, maturity date, type of
security, whether principal and/or interest and
effective date of call or maturity.
All notices of payments and written confirmations of such wire transfers:
Chase Manhattan Bank
North America Insurance
3 Chase MetroTech Center, 6th Fl.
Brooklyn, NY  11245
Attention;  Mr. Richard Boxer
Fax:  718-242-2015
copy to:
The Canada Life Assurance Company
330 University Avenue, SlP-12
Toronto, Ontario
Canada  M5G 1R8
Attention:  Supervisor, Securities Accounting
Fax:  416-597-2690
  Taxpayer I.D. Number:  38-2816473

	Principal Amount of Notes to be Purchased
	Series A	Series B
Name and Address of Purchaser
MORGAN GUARANTY TRUST COMPANY OF NEW YORK AS TRUSTEE OF A COMMINGLED PENSION TRUST (Note to be registered in the name of "Whiting & Co.")	$16,000,000
  All payments by wire transfer of immediately available funds to:
BK of NYC/CTR/BBK
ABA #021-000-018
IOC 566-Custody
JPMIN Incoming Wire Account
Re:  Sunrise Medical, Inc.
  All communications:
J.P. Morgan Investment Management Inc.
522 Fifth Avenue
New York, NY  10036
Attention:  Securities Administration
Fax:  212-837-9046
  Taxpayer I.D. Number:  13-6020929

	Principal Amount of Notes to be Purchased
	Series A	Series B
Name and Address of Purchaser
J.P. MORGAN INVESTMENT MANAGEMENT INC. AS INVESTMENT MANAGER (Note to be registered in the name of "Kane & Co.")	$500,000
  All payments by wire transfer of immediately available funds to:
BK of NYC/CTR/BBK
ABA #021-000-021
A/C #900090000127
FFC:  P81858
Re:  Sunrise Medical, Inc.
  All communications:
Chase Manhattan Bank N.A.
3 Chase Metro Tech Center, 6th Fl.
Brooklyn, NY  11245
Attention:  Frank Cobello
Fax:  718-242-8314
  Taxpayer I.D. Number:  13-6022144

	Principal Amount of Notes to be Purchased
	Series A	Series B
Name and Address of Purchaser
MORGAN GUARANTY TRUST COMPANY OF NEW YORK AS INVESTMENT MANAGER FOR AN INSTITUTIONAL INVESTOR (Note to be registered in the name of "Wheelmotor & Co.")	$500,000
  All payments by wire transfer of immediately available funds to:
State Street Bank and Trust Co.
Boston,  MA
ABA #011-000-028
A/C #EF4A
A/C Name:  Global Strategic Income
(Corporate) Portfolio
Re:  Sunrise Medical Inc.
  All communications:
State Street Bank and Trust Co.
One Heritage Drive
North Quincy, MA  02171
Attn:  Phil Cummings
Fax:  617-985-8848
  Taxpayer I.D. Number:  04-3301328

	Principal Amount of Notes to be Purchased
	Series A	Series B
Name and Address of Purchaser
TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA		$25,000,000
  All payments by wire transfer of immediately available funds to:
Chase Manhattan Bank
ABA #021-000-021
Account No. 9000-9-000200
For Further Credit to the TIAA
Account Number:  G07040
on order of Sunrise Medical, Inc.
Reference:  PPN#/Issuer/Mat. Date/Coupon
Rate/P&I Breakdown
  All notices of payments and written confirmations of such wire transfers:
Teachers Insurance and Annuity
Association of America
730 Third Avenue
New York, New York  10017
Telephone:  212-490-9000
Fax:  212-916-6955
  All other communications:
Teachers Insurance and Annuity
Association of America
730 Third Avenue
New York, New York  10017
Attention;  Dan Franzese
Telephone:  212-916-6210
Fax:  212-916-6667
  Taxpayer I.D. Number:  13-1624203

	Principal Amount of Notes to be Purchased
	Series A	Series B
Name and Address of Purchaser
TRANSAMERICA LIFE INSURANCE AND ANNUITY COMPANY		$5,000,000
  All payments by wire transfer of immediately available funds to:
Federal Reserve Bank of Boston
Boston Safe Deposit & Trust
Boston, MA
ABA:  011-001-234
DDA:  12-526-1
FFC:  Cost Center 1253
Re:  Mellon Securities
Transamerica Life Insurance and Annuity Company
Account Segment:  IMS
Acct.:  TRAF 1506402
Ref:  Cusip and Description
  All communications:
Mellon Securities Trust Co.
120 Broadway, 13th Fl.
New York, NY  10271
Attn:  Tony Bello (212) 364-0124
Ref:  Transamerica Life Insurance and Annuity Company
Account Segment:  IMS
Acct.:  TRAF  1506402
Ref:  Cusip and Description
Fax:  212-791-8453
  Taxpayer I.D. Number:  95-6140222

	Principal Amount of Notes to be Purchased
	Series A	Series B
Name and Address of Purchaser
TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY	$5,000,000
  All payments by wire transfer of immediately available funds to:
Federal Reserve Bank of Boston
Boston Safe Deposit & Trust
Boston, MA
ABA:  011-001-234
DDA:  122-526-1
FFC:  Cost Center 1253
Transamerica Occidental Life Insurance Company
Account Segment:  UNI
ACCT.:  TRAF 1505102
Ref:  Cusip and Description
  All communications:
Mellon Securities Trust Co.
120 Broadway, 13th Fl.
New York, NY  10271
Attn:  Tony Bello (212)364-0124
Ref:  Transamerica Life Insurance and Annuity Company
Account Segment:  IMS
Acct.:  TRAF  1506402
Ref:  Cusip and Description
Fax:  212-791-8453
  Taxpayer I.D. Number:  95-1060502

	Principal Amount of Notes to be Purchased
	Series A	Series B
Name and Address of Purchaser
THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA (Note to be registered in the name of "Cudd & Co.")	$6,000,000	$3,000,000
  All payments by wire transfer of immediately available funds to:
The Chase Manhattan Bank
FED ABA #021000021
CHASE/NYC/CTR/BNF
A/C 900-9-000200
Reference The Guardian A/C #G05978
and the name and CUSIP for which payment is being made
  All notices of payments and written confirmations of such wire transfers:
The Guardian Life Insurance Company of America
Attention:  Investment Accounting M-1A
201 Park Avenue South
New York, NY  10003
Fax:  212-677-9023
  All other communications:
The Guardian Life Insurance Company of America
201 Park Avenue South
New York, NY  10003
Fax:  212-777-6715
Attention:  Raymond J. Henry
Investment Department 7B
Fax:  212-777-6715
  Taxpayer I.D. Number:  13-6022143

	Principal Amount of Notes to be Purchased
	Series A	Series B
Name and Address of Purchaser
FORT DEARBORN LIFE INSURANCE COMPANY (Note to be registered in the name of "Var & Co.")	$1,000,000
  All payments by wire transfer of immediately available funds to;
First Bank Minneapolis
ABA #091000022
For further credit to First Trust Illinois
Account 1-801-21167365
Wire Clearing Account 47300098
Att:  A/C #78693302 Fort Dearborn Life
  All notices for confirmations and all other communications to:
Fort Dearborn Life Insurance Company
c/o Guardian Asset Management Corp.
Fixed Income Securities
201 Park Avenue South - 8B
New York, NY  10003
Attention:  Michael Wheat
Fax:  212-420-8719
  Taxpayer I.D. number:  41-6026203

	Principal Amount of Notes to be Purchased
	Series A	Series B
Name and Address of Purchaser
THE TRAVELERS INSURANCE COMPANY (Note to be registered in the name of "TRAL & CO.")	$7,000,000
  All payments by wire transfer of immediately available funds to:
The Travelers Insurance Company -
Consolidated Private Placement Account
No. 910-2-587434
The Chase Manhattan Bank, N.A.
One Chase Plaza
New York, NY  10081
ABA #021000021
Refer to;  the source and application of such funds
(including interest rate and maturity) and PPN:
867810 A* 2
  All notices in respect to payment to:
One Tower Square
Hartford Connecticut 06183-2030
Attention:  Securities Department - Cashier
Fax:  860-277-2299
  All other communications:
One Tower Square
Hartford Connecticut 06283-2030
Attention:  Securities Department -
Private Placements
  Taxpayer I.D. Number:  06-0566090

	Principal Amount of Notes to be Purchased
	Series A	Series B
Name and Address of Purchaser
THE TRAVELERS LIFE AND ANNUITY COMPANY (Note to be registered in the name of "TRAL & CO.")	$3,000,000
  All payments by wire transfer of immediately available funds to:
The Travelers Insurance Company -
Consolidated Private Placement Account
No. 910-2-587434
The Chase Manhattan Bank, N.A.
One Chase Plaza
New York, NY  10081
ABA # 021000021
Refer to:  the source and application of such funds
(including interest rate and maturity) and PPN:
867810A* 2
  All notices in respect to payment to:
One Tower Square
Hartford Connecticut 06183-2030
Attention:  Securities Department - Cashier
Fax:  860-277-2299
  All other communications:
One Tower Square
Hartford Connecticut 06283-2030
Attention:  Securities Department -
Private placements
  Taxpayer I.D. Number:  06-0904249

SCHEDULE B

DEFINED TERMS

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

Affiliate -- means, at any time, and with respect to any Person,

(a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and

(b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation, company, partnership or other entity of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests.

As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

Agreement, this -- is defined in Section 18.3.

Bankruptcy Code -- means the Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, and codified as 11 U.S.C. Sec. 101 et seq.

Basket Transfer -- is defined in Section 11.7.

Board of Directors -- means, the board of directors of the Company or any committee thereof which, in the instance, shall have the lawful power to exercise the power and authority of such board of directors.

Business Day -- means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York or Los Angeles, California are authorized or required to close under the laws of the State of New York or the State of California (other than a general banking moratorium or holiday for a period exceeding 4 consecutive days).

Capital Lease -- means, with respect to any member of the Group, a lease with respect to which such member is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP (whether pursuant to an entry or entries on the balance sheet of such member or in a footnote to its financial statements).

Capital Lease Obligation -- means, with respect to any member of the Group and a Capital Lease, the amount of the obligation of such member as the lessee under such Capital Lease which would, in accordance with GAAP, appear as a liability on a balance sheet of such member.

CCG -- is defined in the introductory sentence of this Agreement.

Closing -- is defined in Section 3.

Code -- means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

Company -- is defined in the introductory sentence of this Agreement.

Competitor -- means

(a) each Person identified as a "Competitor" on Schedule B-C and the successors and assigns thereof;

(b) each Person identified by the Company as a "Competitor" in a certification delivered to the holders of the Notes from time to time, which Person so identified is consented to by the Required Holders (which consent shall not be unreasonably withheld);

(c) any Person legally or beneficially owning, directly or indirectly, more than 25% of the issued and outstanding Voting Stock of any Person which would qualify as a "Competitor" under clause (a) or clause (b) of this definition;

(d) any Person more than 25% of the issued and outstanding Voting Stock of which is legally or beneficially owned by any Person which would qualify as a "Competitor" under clause (a) or clause (b) of this definition; and

(e) any officer or director of any Person referred to in either clause (a) through clause (d) of this definition,

provided that

(i) none of the Purchasers or their affiliates, and

(ii) no Person that is primarily a bank, trust company, savings and loan association or other financial institution, a pension plan, an investment company, an insurance company, a broker or dealer, or any other similar financial institution or entity (regardless of legal form), shall be considered or deemed to be a "Competitor."

Confidential Information -- is defined in Section 21.

Consolidated Foreign Subsidiary Debt -- means, as of any date of determination, the total of all Debt of all Foreign Subsidiaries (other than Guarantors) outstanding on such date, after eliminating any such Debt owing by any Foreign Subsidiary (other than a Guarantor) to the Company, any Guarantor or any other Subsidiary, provided that any Debt of any Foreign Subsidiary permitted to be incurred under Section 10.7(b) shall be excluded from this definition of "Consolidated Foreign Subsidiary Debt."

Consolidated Net Income -- means, with respect to any period, the net income (or loss) of the Group for such period, as determined on a consolidated basis in accordance with GAAP.

Consolidated Net Worth -- means, at any time, the remainder of

(a) Consolidated Total Assets at such time, minus

(b) Consolidated Total Liabilities at such time,

excluding from the aforesaid determination the cumulative currency translation adjustment reported for each Group Fiscal Quarter after the Group Fiscal Quarter ended June 27, 1997.

Consolidated Total Assets -- means, at any time, the total assets of the Group determined on a consolidated basis at such time in accordance with GAAP.

Consolidated Total Capitalization -- means, at any time, the sum of Consolidated Total Debt at such time plus Consolidated Net Worth at such time.

Consolidated Total Debt -- means, as of any date of determination, the total of all Debt of the Group outstanding on such date, determined on a consolidated basis at such time in accordance with GAAP.

Consolidated Total Liabilities -- means, at any time, the total liabilities of the Group determined on a consolidated basis at such time in accordance with GAAP.

Credit Agreement -- means the Third Amended and Restated Credit Agreement dated as of August 28, 1997 among the Company, certain of the Company's Subsidiaries, Bank of America National Trust and Savings Association, as Agent and certain other financial institutions party thereto, as amended from time to time.

Debt -- means, with respect to any member of the Group, without duplication,

(a) its liabilities for borrowed money;

(b) its liabilities for the deferred purchase price of property acquired by such Person (excluding (i) accounts payable arising in the ordinary course of business, but including, without limitation, all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property and (ii) any such liability to be satisfied by the Transfer of capital stock or other similar equity interests in any member of the Group);

(c) its Capital Lease Obligations;

(d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

(e) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (d) hereof;

(f) any reimbursement obligation in respect of any letter of credit issued for the account of such Person other than (i) commercial letters of credit issued in the ordinary course of such Person's business (and not as a substitute for direct borrowing or Guaranties thereof) and (ii) letters of credit issued in the ordinary course of such Person's business that act as the functional equivalent of a surety bond or performance bond for such Person; and

(g) Swaps of such Person.

Debt Offered Prepayment Application -- means, with respect to any Transfer of property, (a) the offering, in writing, by an Obligor of cash in an amount not exceeding the Net Proceeds Amount with respect to such Transfer to pay any Senior Debt (other than Senior Debt owing to any Affiliate and other than Senior Debt in respect of any revolving credit or similar credit facility providing a member of the Group with the right to obtain loans or other extensions of credit from time to time, except to the extent that in connection with such payment of Senior Debt the availability of credit under such credit facility is permanently reduced by an amount not less than the amount of such proceeds applied to the payment of such Senior Debt) and any interest and premium in respect thereof and (b) if no offer of prepayment (as provided in clause (a) of this definition) shall have been made to the holders of Notes, and if one or more holders of Senior Debt to which such offer of prepayment shall have been made elect not to accept such offer (such holders being referred to in this definition as "declining holders"), then such Obligor shall offer to each holder of Notes its Ratable Portion of such Net Proceeds Amount that would have been paid to such declining holders as a prepayment of its Notes together with interest and Make-Whole Amount in respect thereof. For purposes of Section 11.7, a Net Proceeds Amount shall be deemed applied to a Debt Offered Prepayment Application upon the extension of the offer in respect of such Debt Offered Prepayment Application, provided that if the actual prepayments in respect thereof are not made in accordance with the requirements of such offer, such application of such Net Proceeds Amount will be deemed not to have been made.

As used in this definition, "Ratable Portion" for any Note means an amount equal to the product of (x) the Net Proceeds Amount being so offered to the payment of Senior Debt multiplied by (y) a fraction the numerator of which is the outstanding principal amount of such Note and the denominator of which is the aggregate principal amount of all Notes outstanding at such time.

Default -- means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

Default Rate -- means, with respect to the Series A Notes, the Series A Default Rate and, with respect to the Series B Notes, the Series B Default Rate.

Domestic Subsidiary -- means any Subsidiary that (a) is incorporated or otherwise formed under the laws of any state of the United States of America and (b) is engaged in business primarily in the United States of America. Anything contained in the immediately preceding sentence notwithstanding, "Domestic Subsidiary" shall not include any Subsidiary otherwise satisfying the criteria set forth above which is a Subsidiary, directly or indirectly, owned by any one or more Foreign Subsidiaries, provided, however, if a Subsidiary is treated as a "domestic subsidiary" under any bank credit agreement of the Company (including, without limitation, the Credit Agreement), it shall be deemed to be a "Domestic Subsidiary" hereunder and under the Other Agreements.

EC Country -- means Austria, Belgium, Denmark, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, The Netherlands, Portugal, Spain, Sweden and the United Kingdom.

Environmental Laws -- means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

ERISA -- means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

ERISA Affiliate -- means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

Event of Default -- is defined in Section 12.

Exchange Act -- means the Securities Exchange Act of 1934, as amended from time to time.

Fair Market Value -- means, at any time and with respect to any property, the sale value of such property that would be realized in an arm's-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).

Foreign Subsidiary -- means any Subsidiary other than a Domestic Subsidiary.

GAAP -- means generally accepted accounting principles as in effect from time to time in the United States of America.

Group -- means the Obligors and their Subsidiaries. References to any "member" of the Group in this Agreement shall be deemed to refer to any of the Obligors and their Subsidiaries.

Group Fiscal Quarter -- means the fiscal period in respect of which the Group's consolidated quarterly financial statements are prepared.

Group Fiscal Year -- means the fiscal period in respect of which the Group's consolidated annual financial statements are prepared.

Governmental Authority -- means

(a) the government of

(i) the United States of America or any state or other political subdivision thereof, or

(ii) any jurisdiction in which any member of the Group conducts all or any part of its business, or that asserts jurisdiction over any properties of any such member, or

(b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

Guarantee -- is defined in Section 23.1.

Guaranteed Obligations -- is defined in Section 23.1.

Guarantor -- is defined in the introductory sentence of this Agreement, and shall include each such other Person that shall have become a party to this Agreement as provided for in Section 10.7.

Guaranty -- means, with respect to any Person (for the purposes of this definition, the "guarantor"), any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, obligations incurred through an agreement, contingent or otherwise, by the guarantor:

(a) to purchase such indebtedness or obligation or any property constituting security therefor;

(b) to advance or supply funds

(i) for the purchase or payment of such indebtedness, dividend or obligation, or

(ii) to maintain working capital or other balance sheet condition or any income statement condition of the primary obligor or otherwise to advance or make available funds for the purchase or payment of such indebtedness, dividend or obligation;

(c) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of the primary obligor to make payment of the indebtedness or obligation; or

(d) otherwise to assure the owner of the indebtedness or obligation of the primary obligor against loss in respect thereof.

For purposes of computing the amount of any guaranty in connection with any computation of indebtedness or other liability, it shall be assumed that the indebtedness or other liabilities that are the subject of such Guaranty are direct obligations of the issuer of such Guaranty.

Hazardous Material -- means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

HHG -- is defined in the introductory sentence of this Agreement.

holder -- means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 14.1.

Institutional Investor -- means (a) any original purchaser of a Note, (b) any holder of a Note (other than a Competitor) holding more than 10% of the aggregate principal amount of the Notes then outstanding and (c) any bank, trust company, savings and loan association or other financial institution, any fund, any foundation, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

Investment -- means any investment, made in cash or by delivery of property by any member of the Group (a) in any Person, whether by acquisition of stock, partnership interest, indebtedness or other obligation or security, or by loan, Guaranty, advance, capital contribution or otherwise or (b) in any property.

Lien -- means, with respect to any member of the Group, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person. The term "Lien" shall not include any so-called "negative pledge" provisions in agreements covering the incurrence of Debt.

Make-Whole Amount -- is defined in Section 8.6.

Material -- means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Group taken as a whole.

Material Adverse Effect -- means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Group taken as a whole, or (b) the ability of any of the Obligors to perform its obligations under this Agreement, the Other Agreements and the Notes, or (c) the validity or enforceability of this Agreement, the Other Agreements or the Notes.

Material Subsidiary -- means, as of the Closing Date, any Subsidiary the amount of whose assets exceed 2.5% of Consolidated Total Assets.

Memorandum -- is defined in Section 5.3.

Moody's -- means Moody's Investors Service, Inc.

Multiemployer Plan -- means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

Net Proceeds Amount -- means, with respect to any Transfer of any property by any member of the Group, an amount equal to the difference of

(a) the aggregate amount of the consideration (valued at the Fair Market Value of such consideration at the time of the consummation of such Transfer as determined by the Board of Directors of the Company in good faith) paid by the transferee in respect of such Transfer, minus

(b) all ordinary and reasonable out-of-pocket costs and expenses actually incurred by the transferor in connection with such Transfer and all Debt secured by such property and required by its terms to be paid in connection with the consummation of such Transfer.

Non-US Pension Plan -- means any plan, fund or other similar program established or maintained outside of the United States of America by any one or more of the Company or the Subsidiaries primarily for the benefit of the employees of the Company or such Subsidiaries substantially all of whom are non-resident aliens, which plan, fund or other similar program provides for retirement income for such employees or results in a deferral of income for such employees in contemplation of retirement.

Notes -- is defined in Section 1.

Obligor -- is defined in the introductory sentence of this Agreement.

Officer's Certificate -- means a certificate of a Senior Financial Officer or of any other officer of an Obligor whose responsibilities extend to the subject matter of such certificate.

Other Agreements -- is defined in Section 2.

Other Purchasers -- is defined in Section 2.

PBGC -- means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

Person -- means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

Placement Agents -- means SBC Warburg Dillon Read, Inc. and NationsBanc Capital Markets, Inc. and any of their respective affiliates.

Plan -- means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

Preferred Stock -- means any class of capital stock of a Person that is preferred over any other class of capital stock of such Person as to the payment of dividends or other equity distributions or the payment of any amount upon liquidation or dissolution of such Person.

property or properties -- means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

Property Reinvestment Application -- means, with respect to any Transfer of property, the application of an amount not exceeding the Net Proceeds Amount with respect to such Transfer to the acquisition by a Group member of property of a similar utility or a business reasonably related to the business of the Group and, in either case, of at least an equivalent value in respect of the property that was so Transferred.

PTE -- is defined in Section 6.2.

QPAM Exemption -- means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

Required Holders -- means, at any time, the holders of more than 50% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by any member of the Group or any Affiliates thereof).

Responsible Officer -- means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

Restricted Investments -- means, at any time, all Investments except the following:

(a) Investments in commercial paper rated on the date of acquisition thereof "A-1"(or higher) by Standard & Poor's or "P-1" (or higher) by Moody's (or any future comparable ratings issued by Standard & Poor's or Moody's) and issued by a corporation (other than an Affiliate of the Company) organized under the laws of the United States of America, Canada, any EC Country or Japan, provided that such obligations mature within two hundred seventy (270) days from the date of creation thereof;

(b) Investments in Acceptable Governmental Securities (as defined below in this definition);

(c) Investments in certificates of deposit or other bank instruments maturing within one year from the date of issuance thereof, issued by Acceptable Banks (as defined below in this definition);

(d) Investments in master note or deposit arrangements with securities of the types described in (a) through (c) above;

(e) Investments in money market programs of investment companies registered with the Securities and Exchange Commission which (i) at the time of acquisition by the Company or a Subsidiary, are rated "A-1" (or higher) by Standard & Poor's or "P-1" (or higher) by Moody's or (ii) if such money market programs are not rated, then (A) the substantial majority of the underlying investments of such program are rated "A-1" (or higher) by Standard & Poor's or "P-1" (or higher) by Moody's or (B) such programs invest only in Investments of the types described in (a) through (c) above;

(f) Investments in repurchase agreements having terms of not more than 365 days with Acceptable Banks;

(g) Investments in interest rate swaps, currency swaps and similar Investments entered into and used by the Company or a Subsidiary in the ordinary course of its business to hedge an existing or future risk or exposure of such Person in respect of its liabilities or assets;

(h) Investments in property to be used in the ordinary course of business of the Company and its Subsidiaries;

(i) Investments in current and non-current assets arising from the sales of goods and services in the ordinary course of business of the Company and its Subsidiaries;

(j) Investments in one or more Wholly-Owned Subsidiaries or one or more Guarantors or any Person that concurrently with such Investment becomes a Wholly-Owned Subsidiary or a Guarantor;

(k) Investments of any member of the Group in existence on the date of Closing;

(l) Investments in joint ventures, Subsidiaries (other than Wholly-Owned Subsidiaries or Guarantors), or minority equity positions of companies engaged in the same businesses as the Company and its Subsidiaries but in the aggregate not to exceed $20,000,000;

(m) travel advances in the ordinary course of business to officers and employees of the Company or its Subsidiaries; and

(n) loans and advances to employees of the Company or its Subsidiaries.

Investments, for purposes of this Agreement, shall be valued at the original cost thereof provided, however, that loans and advances shall be valued at the principal amount thereof then outstanding and a Guaranty will be valued at the outstanding principal amount of the obligation guarantied by such Guaranty. As used in this definition:

Acceptable Bank -- means a bank, trust company or other financial institution:

(a) that (i) is organized under the laws of the United States of America or any state thereof, (ii) has capital, surplus and undivided profits aggregating in excess of $1,000,000,000 and (iii) whose certificates of deposit or long-term senior unsecured indebtedness (or, if it shall have no long-term senior unsecured indebtedness, the long-term senior unsecured indebtedness of its holding company) are (at the time of the Group's acquisition of the instruments of such Acceptable Bank) rated "A" (or higher) by Standard & Poor's, Duff and Phelps Inc. or Fitch Investors' Service Incorporated or "A2" (or higher) by Moody's (or any future comparable ratings issued by any of such Persons), or

(b) that (i) is organized under the laws of Canada, any EC Country, Japan or any other country, (ii) has capital, surplus and undivided profits aggregating in excess of $1,000,000,000 (or the equivalent in another currency) and (iii) whose commercial paper (at the time of the Group's acquisition of the instruments of such Acceptable Bank) is rated "A-1" (or higher) by Standard & Poor's or "P-1" (or higher) by Moody's or whose long-term senior unsecured indebtedness (or, if it shall have no long-term senior unsecured indebtedness, the long-term senior unsecured indebtedness of its holding company) is (at the time of the Group's acquisition of the instruments of such Acceptable Bank) rated "AA" (or higher) by Standard & Poor's or "Aa2" (or higher) by Moody's;

Acceptable Governmental Security -- means any direct obligation of, or obligation guaranteed by, the United States of America or any agency controlled or supervised by or acting as an instrumentality of the United States of America in respect of the payment of which obligation or guarantee the full faith and credit of the United States of America shall have been pledged, but excluding therefrom speculative derivative securities such as mortgage-backed interest or principal "strips", mortgage pass-through certificates and other Investments of a similar speculative nature.

Restricted Payment -- means

(a) any dividend or other distribution, direct or indirect, on account of any shares of stock of the Company now or hereafter outstanding, except a dividend payable solely in shares of stock of the Company, and

(b) any redemption, retirement, purchase or other acquisition, direct or indirect, of any shares of stock of the Company now or hereafter outstanding, or of any warrants, rights, or options to acquire any shares of such stock.

Securities Act -- means the Securities Act of 1933, as amended from time to time.

Senior Debt -- any unsecured Debt of any one or more of the Obligors that is not in any manner subordinated in right of payment to the Notes or to any other Debt of such Persons.

Senior Financial Officer -- means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company, or any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

Series -- means either the Series A Notes or the Series B Notes issued hereunder.

Series A Default Rate -- means, with respect to the Series A Notes, the lesser of

(a) the maximum rate of interest allowed by applicable law, and

(b) the greater of (i) 9.09% per annum and (ii) 2% per annum over the rate of interest publicly announced from time to time by Morgan Guaranty Trust Company of New York (or its successors) in New York, New York as its "base" or "prime" rate.

Series A Notes -- is defined in Section 1(b).

Series B Default Rate -- means, with respect to the Series B Notes, the lesser of

(a) the maximum rate of interest allowed by applicable law, and

(b) the greater of (i) 9.25% per annum and (ii) 2% per annum over the rate of interest publicly announced from time to time by Morgan Guaranty Trust Company of New York (or its successors) in New York, New York as its "base" or "prime" rate.

Series B Notes -- is defined in Section 1(b).

SMH -- is defined in the introductory sentence of this Agreement.

Source -- is defined in Section 6.2.

Standard & Poor's -- means Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc.

Subsidiary -- means, as to any Person, any corporation, association, limited liability company or other similar business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company or another Obligor.

Sunmed -- is defined in the introductory sentence of this Agreement.

Swaps -- means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined. For purposes of this Agreement, any such interest rate swap, currency swap or other similar obligation which was entered into and is being used by such Person in the ordinary course of its business to hedge an existing or future risk or exposure of such Person in respect of its liabilities or assets shall not be deemed a "Swap."

Successor Company -- Section 11.2.

Transfer -- means, with respect to any member of the Group, any transaction in which such Person sells, conveys, transfers or leases (as lessor) any of its assets. The verb "Transfer" has the meaning correlative to the meaning of the noun.

Voting Stock -- means capital stock or other equity interests or capital of any class or classes of a corporation, partnership, association or other business entity, the holders of which are ordinarily, in the absence of contingencies, entitled to elect the directors (or Persons performing similar functions) of such entity.

Wholly-Owned Subsidiary -- means, at any time, any Subsidiary 100% of all of the equity interests (except directors' qualifying shares and other equity holdings (not in excess of 1% of such equity interests) required to comply with foreign local ownership requirements and the like) and voting interests of which are owned by any one or more of the Obligors and the Obligors' other Wholly-Owned Subsidiaries at such time.

SCHEDULE C

Wiring Instructions at Closing

Bank: Bank of America NT & SA
ABA#: 121 000 358
Account Name: Agency Administrative Services #5596
Account No.: 12339-15444
Reference: Sunrise Medical, Inc.

SCHEDULE 5.3

Disclosure Materials

Projected performance of the Company and the Subsidiaries in fiscal year 1998 is expected to be below levels that were anticipated or assumed in the Memorandum due to lower than anticipated performance during the first quarter of fiscal year 1998, as disclosed and explained in that certain memorandum dated October 23, 1997 circulated to you and the Other Purchasers and the draft press release attached to such memorandum.

SCHEDULE 5.4

Ownership of Company; Affiliates
Name	Jurisdiction	Ownership
(a) Caremate Inc. (I) 2	Delaware	100%
(b) SunMed Finance Inc. *	Delaware	100%
(c) SunMed Service Inc. (I)	Delaware	100%
(d) Sunrise Marin Holdings Inc.	California	100%
(e) Sunrise Medical CCG Inc. *	Wisconsin	100%
(f) Sunrise Medical HHG Inc. *	California	100%
(1) Motion Designs Virgin Islands, Inc.	US Virgin Island	100%
(2) Sunrise Medical Ltd.	United Kingdom	14%
(3) Nihon Sunrise Medical Kabushiki Kaisha (I)	Japan	100%
(4) Homecare (Deutschland) GMBH	Germany	100%
(i) DeVilbiss Medizinische Produkte GMBH	Germany	100%
(ii)DeVilbiss Healthcare (Europa) GMBH	Germany	100%
(g) Sunrise Shelf Sub I Inc. (I)	Delaware	100%
(h) Sunrise Medical Ltd. *	United Kingdom	86%
(1) Coopers-Healthcare PLC (I)	United Kingdom	100%
(i) F.H. Bye Ltd. (I)	United Kingdom	100%
(ii)Coopers & Sons Co. Ltd. (I)	United Kingdom	100%
(2) Minivator Ltd. (I)	United Kingdom	100%
(3) BEC Mobility Ltd. (I)	United Kingdom	100%
(4) Parker Bath Company Ltd. (I)	United Kingdom	100%
(i) Oxford Hoist Compnay Ltd. (I)	United Kingdom	100%
(ii)FJ Payne (Manufacturing) Ltd. (I)	United Kingdom	100%
(5) DeVilbiss Healthcare (UK) Ltd. (I)	United Kingdom	100%
(6) DeVilbiss H/C (UK) Holdings Ltd. (I)	United Kingdom	100%
(7) Homecare Health Products (UK) Ltd. (I)	United Kingdom	100%
(i) Sunrise Medical A.G.	Switzerland	100%
(j) Sunrise DeVilbiss Polska SP Z.O.O.	Poland	100%
(k) Vitactiv AB	Sweden	100%
(1) Livskvalitets-produckter Goran Sjoden	Sweden	100%
(l) Sunrise Medical Pty Ltd.	Australia	100%
(m) Sunrise Medical Canada Inc.	Canada	100%
(n) Sunrise Medical Technologias S.A. de C.V.	Mexico	100%
(o) Sunrise Medical Holdings B.V. *	Netherlands	100%
(1) Sunrise Medical SA *	France	100%
(i) SCI La Planche SA	France	100%
(ii)DeVilbiss Medical France, SA	France	100%
(2) Norsk Rehab AS	Norway	100%
(3) Sunrise Medical B.V.	Netherlands	100%
(4) Sunrise Medical S.R.L.	Italy	100%
(5) Talleres Uribarri S.L.	Spain	100%
(6) Sopur Medizintechnik GMBH *	Germany	100%
(i) Sopur Forschung and Entwicklung	Germany	100%
(ii)Sopur CSFR	Czechoslovakia	100%

1. Exclusive of directors qualifying shares
2. (I) - inactive

* Material Subsidiary

SCHEDULE 5.5

Financial Statements

Audited consolidated financial statements for fiscal years 1997 and 1996 as contained in the Company's Form 10-K filing with the Securities Exchange Commission

SECTION 5.8

Certain Litigation

None.

SECTION 5.11

Patents, Inc.

None.

SECTION 5.12(g)

Certain Pension Plans

None.

SECTION 5.14

Use of Proceeds

Proceeds from the sale of the Notes will be used to repay a portion of the Company's existing revolving bank credit agreement. The commitment under the revolving bank credit agreement will be reduced in the amount of the repayment.

SECTION 5.15

Existing Indebtedness

           Summary of Debt Outstanding                                                                                 Date:  September 27, 1997

(000's)

	Origination	Maturity	Short	Long
DESCRIPTION	Date	Date	Term	Term	TOTAL		INTEREST RATES
							Basic
							Rate	Spread	TOTAL
A. Credit Agreement		Jan-01
LIBOR			0	33,000	33,000		5.63%	1.00%	6.63%
LIBOR			0	15,000	15,000		5.69%	1.38%	7.06%
LIBOR			0	10,000	10,000		5.63%	1.38%	7.01%
LIBOR			0	10,000	10,000		5.63%	1.38%	7.01%
LIBOR			0	5,000	5,000		5.69%	1.38%	7.06%
			0	8,000	8,000		5.69%	1.38%	7.06%
Total domestic/weighted avg. rate of borrowing			0	81,000	81,000				5.74%
DM Borrowing (35,000 DM) on Credit Agreement			0	19,909	19,909	(A)	3.19%	1.00%	4.19%
DM Borrowing (10,000 DM) on Credit Agreement			0	5,678	5,678		3.19%	1.00%	4.19%
FRF Borrowing (175,000 FRF) on Credit Agreement			0	29,627	29,627	(B)	3.44%	1.00%	4.44%
FRF Borrowing ( 62,000 FRF) on Credit Agreement			0	10,497	10,497		3.38%	1.00%	4.38%
EPS Borrowing (7682,000 EPS) on Credit Agreement			0	5,176	5,176		5.28%	1.00%	6.28%
GBP Borrowing (45,000 GBP) on Credit Agreement			0	24,120	24,120		7.13%	1.00%	8.13%
Total Credit Agreements/weighted avg. rate of borrowings			0	176,007	176,007				5.56%
B. Unsecured Notes
Quickie Designs Non-Compete Agreements		Oct-97	10	0	10
Corporate Guardian/Hoyer		Jan-99	100	100	200		8.00%
Ambler		Apr-98	60	0	60		7.00%
Innovative		Mar-98	120	0	120		7.00%
			280	100	380
HHG Patent ACON Note		Aug-98	1,200	0	1,200		7.00%
Jay Medical Acquisition Debt		Aug-99	1,000	2,750	3,750		7.50%
			2,200	2,750	4,950
Sunrise UK Ltd Barclays ESCS Loan		May-02	0	4,020	4,020		LIBOR+1%
Parker Bath ACON Dect		Oct-98	1,605	1,602	3,207		8.00%
Parker Bath ACON Dect		Oct-00	-	3,203	3,203		8.00%
Ward		2001	14	42	56		8.00%
			1,619	8,867	10,486
NORSK Acquisition		Mar-98	21	-	21		10.00%
SUBTOTAL			4,130	11,717	15,847
C. Secured Notes/Mortgages
Jay Medical (KidKart) City of Belgrade		Feb-00	-	110	110		0.06
SOPUR Mortgages		1996-2013	115	3,168	3,283		6%-9.10%
SUBTOTAL			115	3,278	3,393
D. Capital Leases			655	965	1,620
Other secured and unsecured Debt not exceeding an aggregate principal amount of $5,000,000
(A) Net of DM Swap Agreement
(B) Net of FRF Swap Agreement

SECTION B-C

Competitors

Invacare Corporation
Nellcor Puritan-Bennett
Graham Field Health Products Inc.
Kinetic Concepts
Stryker Corporation
Respironics Inc.
Meyra GmbH
Hillenbrand Industries Inc.
Scandinavian Mobility
Huntleigh Nesbitt-Evans Ltd.
Getinge/Arjo
Fuqua Enterprises Inc.
Kiamura KK

EXHIBIT 1A

[FORM OF SERIES A SENIOR NOTE]

SUNRISE MEDICAL, INC.

7.09% Series A Senior Note Due October 28, 2004

No. RA-___
PPN: 867910 A* 2
$________ ________ __, ____

FOR VALUE RECEIVED, the undersigned, SUNRISE MEDICAL, INC., a Delaware corporation (herein called the "Company"), hereby promises to pay to ________ or registered assigns, the principal sum of ________ DOLLARS ($________) on October 28, 2004, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at a rate equal to 7.09% per annum from the date hereof, payable semiannually on April 28 and October 28 in each year, commencing with the later of April 28, 1998 and the payment date next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the Series A Default Rate (as defined in the Note Purchase Agreements).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Carlsbad, California or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

This Note is one of a series of Series A Senior Notes (herein called the "Notes") issued pursuant to separate Note Purchase Agreements, each dated as of October 1, 1997 (as from time to time amended, the "Note Purchase Agreements"), among the Company, the Guarantors (as defined in the Note Purchase Agreements) and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 21 of the Note Purchase Agreements and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreements.

This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Series A Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.

The payment by the Company of the principal of, Make Whole Amount, if any, and interest on this Note is guaranteed by the Guarantors as provided in the Note Purchase Agreements.

If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

SUNRISE MEDICAL, INC.

By
Name:
Title:

EXHIBIT 1B

[FORM OF SERIES B SENIOR NOTE]

SUNRISE MEDICAL, INC.

7.25% Series B Senior Note Due October 28, 2007

No. RB-___
PPN: 867910 A@ 0
$________ ________ __, ____

FOR VALUE RECEIVED, the undersigned, SUNRISE MEDICAL, INC., a Delaware corporation (herein called the "Company"), hereby promises to pay to ________ or registered assigns, the principal sum of ________ DOLLARS ($________) on October 28, 2007, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at a rate equal to 7.25% per annum from the date hereof, payable semiannually on April 28 and October 28 in each year, commencing with the later of April 28, 1998 and the payment date next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the Series B Default Rate (as defined in the Note Purchase Agreements).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Carlsbad, California or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

This Note is one of a series of Series B Senior Notes (herein called the "Notes") issued pursuant to separate Note Purchase Agreements, each dated as of October 1, 1997 (as from time to time amended, the "Note Purchase Agreements"), among the Company, the Guarantors (as defined in the Note Purchase Agreements) and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 21 of the Note Purchase Agreements and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreements.

This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Series B Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.

The payment by the Company of the principal of, Make Whole Amount, if any, and interest on this Note is guaranteed by the Guarantors as provided in the Note Purchase Agreements.

If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

SUNRISE MEDICAL, INC.

By
Name:
Title:

EXHIBIT 4.4(a)

[Form of Closing Opinion of Counsel for the Company]

[Letterhead of Company's Counsel]

[Closing Date]

To Each of the Persons
listed on Annex 1 hereto

Re: Sunrise Medical, Inc.

Ladies and Gentlemen:

Reference is made to the separate Note Purchase Agreements, each dated as of October 1, 1997 (collectively, the "Note Purchase Agreements"), among Sunrise Medical, Inc., a Delaware corporation (the "Company"), Sunmed Finance Inc., a Delaware corporation (together with its permitted successors, "Sunmed"), Sunrise Marin Holdings Inc., a California corporation (together with its permitted successors, "SMH"), Sunrise Medical CCG Inc., a Wisconsin corporation (together with its permitted successors, "CCG"), Sunrise Medical HHG Inc., a California corporation (together with its permitted successors, "HHG" and, together with Sunmed, SMH and CCG, referred to herein individually as a "Guarantor" and collectively as the "Guarantors"; the Company and the Guarantors are referred to herein individually as an "Obligor" and collectively as the "Obligors"), and each of the purchasers listed on Schedule A to the Note Purchase Agreements (the "Purchasers"), which provide, among other things, for (a) the issuance and sale by the Company of (i) its 7.09% Series A Senior Notes due October 28, 2004 in the aggregate principal amount of $50,000,000 and (ii) its 7.25% Series B Senior Notes due October 28, 2007 in the aggregate principal amount of $50,000,000 and (b) the guarantee by the Guarantors of the obligations of the Company in respect of the Note Purchase Agreements and the Notes. The capitalized terms used herein and not defined herein have the meanings specified in the Note Purchase Agreements.

I am General Counsel to each of the Obligors and have represented them in connection with the transactions contemplated by the Note Purchase Agreements. This opinion is being delivered pursuant to Section 4.4(a) of the Note Purchase Agreements. In acting as General Counsel to the Obligors, I have examined:

(a) the Note Purchase Agreements;

(b) the Company's 7.09% Series A Senior Notes due October 28, 2004, dated the date hereof, in the form of Exhibit 1A to the Note Purchase Agreements and registered in the names, in the principal amounts and with the registration numbers set forth on Schedule A to the Note Purchase Agreements (the "Series A Notes");

(c) the Company's 7.25% Series B Senior Notes due October 28, 2007, dated the date hereof, in the form of Exhibit 1B to the Note Purchase Agreements and registered in the names, in the principal amounts and with the registration numbers set forth on Schedule A to the Note Purchase Agreements (together with the Series A Notes, the "Notes");

(d) the certificate or articles of incorporation and bylaws of each Obligor, as in effect on the date hereof;

(e) a good standing certificate from the state of incorporation of each Obligor, and foreign good standing certificates for each of such corporations from each of the states set forth on Annex 2 hereto;

(f) one or more letters, dated the date hereof, to Hebb & Gitlin, the Obligors, Orrick, Herrington & Sutcliffe LLP and me from SBC Warburg Dillon Read, Inc. and NationsBanc Capital Markets, Inc., regarding the manner of the offering of the Notes (collectively, the "Offeree Letter"); and

(g) originals, or copies certified or otherwise identified to my satisfaction, of such other documents, records, instruments and certificates of public officials or officers of the Obligors as I have deemed necessary or appropriate to enable me to render this opinion.

In rendering my opinion, I have relied, to the extent I deem necessary and proper, on:

(a) warranties and representations as to certain factual matters contained in the Note Purchase Agreements; and

(b) the Offeree Letter.

I have no actual personal knowledge of any inaccuracies in any of the facts contained in the documents listed in item (a) or item (b).

The opinions which follow are subject to the following assumptions, limitations and qualifications:

(a) I have assumed the genuineness of all signatures, other than signatures of the Obligors, the authenticity of all documents submitted to me as originals, and the conformity with the original documents of all documents submitted to me as reproduced copies, and the authenticity of all such latter documents.

(b) I have assumed (to the extent relevant to the opinions expressed herein) the organization, existence, good standing and capacity of all persons and entities other than the Obligors, compliance by such persons and entities other than the Obligors with the California Franchise Tax Law, to the extent applicable, and that such persons and entities, other than the Obligors, have the right, power and authority to execute and deliver the Note Purchase Agreements and to perform their respective obligations thereunder.

(c) I have assumed (to the extent relevant to the opinions expressed herein) that the Purchasers' obligations under the Note Purchase Agreements are within the powers of the Purchasers and that the Note Purchase Agreements have (if and to the extent required) been duly executed and validly delivered by the Purchasers.

(d) As to various questions of fact material to this opinion, I have made such factual inquiries of the Obligors, and have examined such other documents and made such examinations of applicable laws, as I have deemed necessary for purposes of the opinions expressed herein. However, where I state that a matter is to the best of my knowledge, I have, to the extent that such matter is not known to my personal knowledge, and, after reasonable investigation on my part, relied upon the written statements of the Obligors and the officers of the Obligors (as the case may be), with no inquiry as to the facts other than as necessary to establish that such reliance was reasonable on my part. In all such instances of reliance by me, I have no reason to believe that the factual matters assumed by me are not true and correct.

My opinion is based upon the corporation laws of the State of California, the corporation laws of the State of Wisconsin, the corporation laws of the State of Delaware and the internal laws of the State of California and the United States of America.

Based on the foregoing, I am of the following opinions:

1. The Company is a corporation, duly incorporated and validly existing under the laws of the State of Delaware.

2. Each of the Guarantors is a corporation, duly incorporated and validly existing under the laws of its jurisdiction of incorporation.

3. Except as disclosed in Schedule 5.4 to the Note Purchase Agreements, each of the Obligors is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4. There are no actions, suits or proceedings pending or threatened against or affecting any Obligor or any property of any Obligor in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5. No Obligor is in default under any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or under any term of any agreement or instrument to which it is a party or by which it is bound, or is in violation of any applicable law, ordinance, rule or regulation of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

6. The Company has the requisite corporate power and authority to execute and deliver the Note Purchase Agreements, to issue and sell the Notes, and to perform its obligations set forth in each of the Note Purchase Agreements and the Notes.

7. Each of the Guarantors has the requisite corporate power and authority to execute and deliver the Note Purchase Agreements and to perform its obligations set forth therein (including, without limitation, its obligations set forth in the Guarantee contained in Section 23 of the Note Purchase Agreements).

8. Each of the Note Purchase Agreements and the Notes has been duly authorized by all necessary corporate action on the part of the Company (no action of stockholders of the Company being required) and has been executed and delivered by a duly authorized officer of the Company.

9. The Note Purchase Agreements (including, without limitation, the Guarantees contained in Section 23 of the Note Purchase Agreements) have been duly authorized by all necessary corporate action on the part of each of the Guarantors and have been executed and delivered by a duly authorized officer of each of the Guarantors.

10. The execution and delivery of the Note Purchase Agreements by the Company, the execution, issuance, sale and delivery of the Notes by the Company and the performance by the Company of its obligations thereunder do not conflict with, constitute a violation of, result in a breach of any provision of, constitute a default under, or result in the creation or imposition of any Lien or encumbrance upon any of its properties pursuant to the certificate of incorporation or bylaws of the Company, any applicable statute, rule or regulation of the State of California, the State of Delaware or the United States of America to which the Company is subject or, to the best of my knowledge after due inquiry, any agreement or instrument material to the Company to which the Company is a party or by which its property may be bound. No opinion is expressed as to any fraudulent conveyance or antifraud laws.

11. The execution and delivery of the Note Purchase Agreements by each of the Guarantors and the performance by each of the Guarantors of its obligations thereunder do not conflict with, constitute a violation of, result in a breach of any provision of, constitute a default under, or result in the creation or imposition of any Lien or encumbrance upon any of its properties pursuant to the certificate or articles of incorporation or bylaws of such Guarantor, any applicable statute, rule or regulation of the State of California, the State of Delaware, the State of Wisconsin or the United States of America to which such Guarantor is subject or, to the best of my knowledge after due inquiry, any agreement or instrument material to such Guarantor to which any such Guarantor is a party or by which its property may be bound. No opinion is expressed as to any fraudulent conveyance or antifraud laws.

12. No consents, approvals or authorizations of Governmental Authorities required under California law or Delaware corporation law are required on the part of the Company in connection with the execution and delivery of the Note Purchase Agreements and the Notes.

13. No consents, approvals or authorizations of Governmental Authorities required under California law, Wisconsin corporation law or Delaware corporation law, as the case may be, are required on the part of any of the Guarantors in connection with the execution and delivery of the Note Purchase Agreements.

14. No Obligor

(a) is an "investment company" or an "affiliated person" of an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or

(b) is a "holding company" or an "affiliate" of a "holding company," or a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended, or of a "public utility," within the meaning of the Federal Power Act, as amended.

15. Under existing law, the registration of the Notes under the "blue sky" laws of the State of California is not required in connection with the offering, issuance, sale and delivery of the Notes by the Company under the circumstances contemplated by the Note Purchase Agreements.

16. If the Note Purchase Agreements and the Notes were governed by the laws of the State of California, they would constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms and the Note Purchase Agreements would constitute a legal, valid and binding obligation of each Guarantor enforceable against each such Guarantor in accordance with their terms.

Each of the opinions set forth above is subject to the following qualifications, assumptions, limitations and exceptions:

1. Any opinion contained herein with respect to the enforceability of the Note Purchase Agreements and the Notes is qualified to the extent that:

(a) the enforceability of the Note Purchase Agreements and the Notes is subject to the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief regardless of whether considered in a proceeding in equity or at law;

(b) the enforceability of certain terms provided in the Note Purchase Agreements and the Notes may be limited by applicable bankruptcy, administration, reorganization, arrangement, insolvency, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors' rights generally as at the time in effect; and

(c) certain rights, remedies and waivers contained in the Note Purchase Agreements and the Notes may be limited or rendered ineffective by applicable California laws or judicial decisions governing such provisions, but such laws or judicial decisions do not render the Note Purchase Agreements or the Notes invalid or unenforceable as a whole.

2. I express no opinion as to:

(a) under certain circumstances, provisions to the effect that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy, that the election or some particular remedy or remedies does not preclude recourse to one or another remedy or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy;

(b) provisions prohibiting waivers of any terms or provisions of the Note Purchase Agreements or the Notes other than in writing, or prohibiting oral modifications thereof or modification by course of dealing;

(c) the enforceability of the Note Purchase Agreements against any party other than the Obligors;

(d) provisions purporting to waive statutory rights, including the right to receive notice or to be allowed to cure, reinstate or redeem in the event of default; and

(e) unenforceability under certain circumstances of provisions indemnifying a party against liability for its wrongful or negligent acts or where indemnification is contrary to public policy or prohibited by law.

3. The enforceability of provisions imposing penalties, forfeitures, late payment charges or an increase in interest rate upon delinquency in payment or the occurrence of a default may be limited.

4. My opinion is subject to the effect of judicial decisions which may permit the introduction of extrinsic evidence to interpret the terms of written contracts.

5. I advise you of California statutory provisions and case law to the effect that, in certain circumstances, a surety may be exonerated if the creditor materially alters the original obligation of the principal without the consent of the guarantor, elects remedies for default that impair the subrogation rights of the guarantor against the principal, or otherwise takes any action without notifying the guarantor that materially prejudices the guarantor. However, there is also authority to the effect that a guarantor may validly waive such rights if the waivers are expressly set forth in the guaranty. While I believe that a California court should hold that the explicit language contained in the Note Purchase Agreement waiving such rights is enforceable, I express no opinion with respect to the effect of: (a) any modification to or amendment of the obligations of the principal that materially increases such obligations; (b) any election of remedies by the holders of Notes following the occurrence of any Event of Default under the Note Purchase Agreements; or (c) any other action by the holders of the Notes that materially prejudices the guarantor, if, in any such instance, such modification, election or action occurs without notice to the guarantor and without granting to the guarantor an opportunity to cure any default by the principal.

I acknowledge that this opinion is being issued at the request of the Obligors pursuant to Section 4.4(a) of the Note Purchase Agreements and I agree that the parties listed on Annex 1 hereto may rely hereon in connection with the consummation of the transactions contemplated by the Note Purchase Agreements. Hebb & Gitlin and Orrick, Herrington & Sutcliffe LLP, special counsel to the Purchasers, may rely on this opinion for the sole purpose of rendering their opinions to be rendered pursuant to Section 4.4(b) and Section 4.4(c), respectively, of the Note Purchase Agreements.

This opinion speaks only as of the date of its issue and may not be relied upon to the extent subsequent legislative actions or judicial decisions cause changes in the law which would affect the validity of the opinion if given at that time. This opinion is being issued and delivered solely for the and benefit of the addressees hereof and transferees of the Notes and may not be relied upon by any other party. I assume no responsibility to revise or amend the opinion in the event of such actions or decisions. I am qualified to practice law in the State of California and do not purport to be an expert on, or to express any opinion herein concerning, any law other than the internal laws of the State of California, the general corporate laws of the State of Delaware, the general corporate laws of the State of Wisconsin and the federal law of the United State of America.

Very truly yours,

ANNEX 1
Addressees

United Services Automobile Association
c/o Insurance Company Portfolios
USAA IMCO
USAA Building, BK D04N
9800 Fredericksburg Road
San Antonio, TX 78288

Provident Mutual Life Insurance Company
1205 Westlakes Drive
Berwyn, PA 19312-2405

Provident Mutual Life and Annuity
Company of America
1205 Westlakes Drive
Berwyn, PA 19312-2405

The Canada Life Assurance Company
330 University Avenue
Toronto, Ontario
Canada M5G 1R8

Canada Life Insurance Company of America
330 University Avenue
Toronto, Ontario
Canada M5G 1R8

Morgan Guaranty Trust Company of New
York as Trustee of a Commingled Pension Trust
c/o J.P. Morgan Investment Management Inc.
522 Fifth Avenue
New York, NY 10036

J.P. Morgan Investment Management Inc.
as Investment Manager
c/o Chase Manhattan Bank N.A.
3 Chase MetroTech Center
Brooklyn, NY 11245

Morgan Guaranty Trust Company of New York as
Investment Manager for an Institutional Investor
c/o State Street Bank and Trust Co.
One Heritage Drive
North Quincy, MA 02171

Teachers Insurance and Annuity Association of America
730 Third Avenue
New York, NY 10017

Transamerica Life Insurance and Annuity Company
c/o Mellon Securities Trust Co.
120 Broadway
New York, NY 10271

Transamerica Occidental Life Insurance Company
c/o Mellon Securities Trust Co.
120 Broadway
New York, NY 10271

The Guardian Life Insurance Company
of America
201 Park Avenue South
New York, NY 10003

Fort Dearborn Life Insurance Company
c/o Guardian Asset Management Corp.
201 Park Avenue South - 8B
New York, NY 10003

The Travelers Insurance Company
One Tower Square
Hartford, CT 06283-2030

The Travelers Life and Annuity Company
One Tower Square
Hartford, CT 06283-2030

Orrick, Herrington & Sutcliffe LLP
666 Fifth Avenue
New York, NY 10103

Sunrise Medical, Inc.
2382 Faraday Avenue, Suite 200
Carlsbad, CA 92008

Hebb & Gitlin
One State Street
Hartford, CT 06103

ANNEX 2
Foreign Good Standing Certificates

Corporation                      State

Sunrise Medical, Inc.         California
Sunmed Finance Inc.         California

EXHIBIT 4.4(b)

[Form of Closing Opinion of Special Counsel for the Company]

[Letterhead of Company's Special Counsel]

[Closing Date]

To each of the Persons
listed on Annex 1 hereto

Re: Sunrise Medical, Inc.

Ladies and Gentlemen:

Reference is made to the separate Note Purchase Agreements, each dated as of October 1, 1997 (collectively, the "Note Purchase Agreements"), among Sunrise Medical, Inc., a Delaware corporation (the "Company"), Sunmed Finance Inc., a Delaware corporation (together with its permitted successors, "Sunmed"), Sunrise Marin Holdings Inc., a California corporation (together with its permitted successors, "SMH"), Sunrise Medical CCG Inc., a Wisconsin corporation (together with its permitted successors, "CCG"), Sunrise Medical HHG Inc., a California corporation (together with its permitted successors, "HHG" and, together with Sunmed, SMH and CCG, referred to herein individually as a "Guarantor" and collectively as the "Guarantors"; the Company and the Guarantors are referred to herein individually as an "Obligor" and collectively as the "Obligors"), and each of the purchasers listed on Schedule A to the Note Purchase Agreements (the "Purchasers"), which provide, among other things, for (a) the issuance and sale by the Company of (i) its 7.09% Series A Senior Notes due October 28, 2004 in the aggregate principal amount of $50,000,000 and (ii) its 7.25% Series B Senior Notes due October 28, 2007 in the aggregate principal amount of $50,000,000 and (b) the guarantee by the Guarantors of the obligations of the Company in respect of the Note Purchase Agreements and the Notes. The capitalized terms used herein and not defined herein have the meanings specified in the Note Purchase Agreements.

We have acted as special New York counsel to the Obligors in connection with the transactions contemplated by the Note Purchase Agreements. This opinion is being delivered pursuant to Section 4.4(b) of the Note Purchase Agreements.

In acting as such counsel, we have examined:

(a) the Note Purchase Agreements;

(b) the Company's 7.09% Series A Senior Notes due October 28, 2004, dated the date hereof, in the form of Exhibit 1A to the Note Purchase Agreements and registered in the names, in the principal amounts and with the registration numbers set forth on Schedule A to the Note Purchase Agreements (the "Series A Notes");

(c) the Company's 7.25% Series B Senior Notes due October 28, 2007, dated the date hereof, in the form of Exhibit 1B to the Note Purchase Agreements and registered in the names, in the principal amounts and with the registration numbers set forth on Schedule A to the Note Purchase Agreements (together with the Series A Notes, the "Notes");

(d) the documents executed and delivered by the Obligors in connection with the transactions contemplated by the Note Purchase Agreements, including, without limitation, the certificates of certain officers of the Obligors delivered pursuant to Section 4.3 of the Note Purchase Agreements and the documents attached thereto;

(e) one or more letters, dated the date hereof, to Hebb & Gitlin, Steven Jaye, the Obligors and Orrick, Herrington & Sutcliffe LLP from SBC Warburg Dillon Read, Inc. and NationsBanc Capital Markets, Inc., regarding the manner of the offering of the Notes (collectively, the "Offeree Letter");

(f) the opinion of Steven Jaye, general counsel for the Obligors, dated the date hereof, delivered to you pursuant to Section 4.4(a) of the Note Purchase Agreements; and

(g) originals, or copies certified or otherwise identified to our satisfaction, of such other documents, records, instruments and certificates of public officials as we have deemed necessary or appropriate to enable us to render this opinion.

In rendering our opinion, we have assumed the genuineness of all signatures and documents submitted to us as originals, that all copies submitted to us conform to the originals, the legal capacity of all natural Persons, and that each Person executing documents had the power to enter into and perform its obligations under such documents, and that such documents have been duly authorized, executed and delivered by, and are binding upon and enforceable against, such Persons.

In rendering our opinion, we have relied, to the extent we deem necessary and proper, on:

(A) warranties and representations as to certain factual matters contained in the Note Purchase Agreements;

(B) the Offeree Letter; and

(C) such opinion of Steven Jaye with respect to all matters (i) governed by the laws of the California and (ii) concerning the due incorporation and corporate power and authority of, and the authorization, execution and delivery of documents by, the Company and the Guarantors; based on such investigation as we have deemed appropriate, such opinion is satisfactory in form and scope to us, it being understood in connection with the foregoing statement that we have not reviewed, nor do we hold ourselves out as having knowledge of, the laws of the California, and that such investigation into the matters covered by such opinion was not sufficient to enable us independently to render opinions on such matters; nothing, however, has come to our attention that has caused us to question the legal conclusions expressed in such opinion and in our opinion the Purchasers and we are justified in relying thereon.

Based on the foregoing, we are of the following opinions:

1. Each of the Note Purchase Agreements and the Notes constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

2. The Note Purchase Agreements constitute a legal, valid and binding obligation of each Guarantor, enforceable against such Guarantor in accordance with their terms.

3. No consents, approvals or authorizations of Governmental Authorities in respect of the Company or the Guarantors are required under the laws of the United States of America or the State of New York in connection with the execution and delivery by the Company of each of the Note Purchase Agreements and the Notes, the execution and delivery by the Guarantors of the Note Purchase Agreements, and the offer, issuance, sale and delivery by the Company of the Notes. Our opinion in this paragraph 3 is based solely on a review of generally applicable laws of the United States of America and New York, and not on any search with respect to, or review of, any orders, decrees, judgments or other determinations specifically applicable to the Company or any Guarantor.

4. The execution and delivery of the Note Purchase Agreements by the Company, the execution, issuance, sale and delivery of the Notes by the Company and the performance by the Company of its obligations thereunder do not conflict with, constitute a violation of, result in a breach of any provision of, constitute a default under, or result in the creation or imposition of any Lien or encumbrance upon any of its properties pursuant to the certificate of incorporation or bylaws of the Company.

5. The execution and delivery of the Note Purchase Agreements by Sunmed and the performance by Sunmed of its obligations thereunder do not conflict with, constitute a violation of, result in a breach of any provision of, constitute a default under, or result in the creation or imposition of any Lien or encumbrance upon any of its properties pursuant to the certificate of incorporation or bylaws of Sunmed.

6. Under existing law, neither the registration of the Notes or the Guarantees under the Securities Act or the "blue sky" laws of the State of New York, nor the qualification of an indenture with respect thereto under the Trust Indenture Act of 1939, as amended, is required in connection with the offering, issuance, sale and delivery of the Notes by the Company or the Guarantees by the Guarantors on the date hereof under the circumstances contemplated by the Note Purchase Agreements.

7. Neither the issuance of the Notes nor the intended use of the proceeds thereof (as set forth in Section 5.14 of the Note Purchase Agreements) will violate Regulations G, T, X or U of the Federal Reserve Board.

All opinions contained herein with respect to the enforceability of the Note Purchase Agreements and the Notes are qualified to the extent that:

(a) the availability of equitable remedies, including, without limitation, specific enforcement and injunctive relief, is subject to the discretion of the court before which any proceedings therefor may be brought; and

(b) the enforceability of certain terms provided in the Note Purchase Agreements and the Notes may be limited by applicable bankruptcy, administration, reorganization, arrangement, insolvency, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors' rights generally as at the time in effect.

We express no opinion as to the law of any jurisdiction other than the law of the State of New York and the federal law of the United States of America.

Future holders of the Notes may rely on this opinion as if it were addressed to them. This opinion speaks only as of the date hereof.

Very truly yours,

ANNEX 1
Addressees

United Services Automobile Association
c/o Insurance Company Portfolios
USAA IMCO
USAA Building, BK D04N
9800 Fredericksburg Road
San Antonio, TX 78288

Provident Mutual Life Insurance Company
1205 Westlakes Drive
Berwyn, PA 19312-2405

Provident Mutual Life and Annuity
Company of America
1205 Westlakes Drive
Berwyn, PA 19312-2405

The Canada Life Assurance Company
330 University Avenue
Toronto, Ontario
Canada M5G 1R8

Canada Life Insurance Company of America
330 University Avenue
Toronto, Ontario
Canada M5G 1R8

Morgan Guaranty Trust Company of New
York as Trustee of a Commingled Pension Trust
c/o J.P. Morgan Investment Management Inc.
522 Fifth Avenue
New York, NY 10036

J.P. Morgan Investment Management Inc.
as Investment Manager
c/o Chase Manhattan Bank N.A.
3 Chase MetroTech Center
Brooklyn, NY 11245

Morgan Guaranty Trust Company of New York as
Investment Manager for an Institutional Investor
c/o State Street Bank and Trust Co.
One Heritage Drive
North Quincy, MA 02171

Teachers Insurance and Annuity Association of America
730 Third Avenue
New York, NY 10017

Transamerica Life Insurance and Annuity Company
c/o Mellon Securities Trust Co.
120 Broadway
New York, NY 10271

Transamerica Occidental Life Insurance Company
c/o Mellon Securities Trust Co.
120 Broadway
New York, NY 10271

The Guardian Life Insurance Company
of America
201 Park Avenue South
New York, NY 10003

Fort Dearborn Life Insurance Company
c/o Guardian Asset Management Corp.
201 Park Avenue South - 8B
New York, NY 10003

The Travelers Insurance Company
One Tower Square
Hartford, CT 06283-2030

The Travelers Life and Annuity Company
One Tower Square
Hartford, CT 06283-2030

Orrick, Herrington & Sutcliffe LLP
666 Fifth Avenue
New York, NY 10103

Sunrise Medical, Inc.
2382 Faraday Avenue, Suite 200
Carlsbad, CA 92008

EXHIBIT 4.4(c)

[Form of Opinion of Special Counsel for the Purchasers]

[Letterhead of Purchaser's Special Counsel]

[Closing Date]

To the Purchasers
Listed on Schedule A to the
Note Purchase Agreements
Referred to Below

Re:     Sunrise Medical, Inc.
$50,000,000 in Aggregate Principal Amount of 7.09% Series A Senior
Notes due October 28, 2004 and $50,000,000 in Aggregate Principal
Amount of 7.25% Series B Senior Notes due October 28, 2007

Ladies and Gentlemen:

We have acted as your special counsel in connection with your purchase today of $50,000,000 in aggregate principal amount of 7.09% Series A Senior Notes due October 28, 2004 and $50,000,000 in aggregate principal amount of 7.25% Series B Senior Notes are due October 28, 2007 (collectively, the "Notes") issued by Sunrise Medical, Inc., a Delaware corporation (the "Company"), pursuant to the Note Purchase Agreements dated as of October 1,1997 (collectively, the "Agreements") between the Company, Sunmed Finance Inc., a Delaware corporation ("Sunmed"), Sunrise Marin Holdings Inc., a California corporation, Sunrise Medical CCG Inc., A Wisconsin corporation, and Sunrise Medical HHG Inc., a California corporation (collectively, the "Guarantors"; the Guarantors and the Company, each an "Obligor" and collectively the "Obligors") and each of the purchasers listed on Schedule A thereto (the "Purchasers"). All capitalized terms used herein without definition have the meanings assigned thereto, directly or by cross-reference, in the Agreements.

In this regard, we have examined executed counterparts of the Agreements. We also have examined the executed Notes being issued and delivered on the date hereof. In addition, we have examined originals (or copies certified or otherwise identified to our satisfaction) of such other instruments, certificates, records and documents as we have deemed necessary or appropriate for the purpose of rendering this opinion.

Based upon the foregoing and subject to the qualifications and exclusions set forth below, we are of the opinion that:

1. Each of the Agreements constitutes the legal, valid and binding obligation of each Obligor, enforceable against each Obligor in accordance with its terms.

2. The Notes constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

3. Neither the execution, delivery or performance by the Obligors of the Agreements, nor the execution, delivery or performance of the Notes by the Company, will violate the provisions of the certificate of incorporation or the by-laws, as presently in effect, of the Company or Sunmed.

4. It is not necessary, in connection with the issuance and delivery of the Notes to you under the circumstances contemplated by the Agreements, to register the Notes under the Securities Act of 1933, as amended, or to qualify an indenture with respect thereto under the Trust Indenture Act of 1939, as amended.

We have reviewed the opinion of Hebb & Gitlin, special counsel to the Company, dated the Closing Date and delivered to you pursuant to Section 4.4(b) of the Agreements, and Steven Jaye, Esq., General Counsel of the Company, dated the Closing Date and delivered to you pursuant to Section 4.4(a) of the Agreements. Such opinions are satisfactory in form and scope to us and we believe that you are justified in relying thereon.

With your permission we have assumed the following: (a) the authenticity of original documents and genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; (d) the due authorization, execution and delivery on behalf of the respective parties thereto of the Agreements and the issuance of the Notes and, except as specifically covered in the opinions set forth above, the legal, valid and binding effect thereof on such parties; and (e) the absence of any evidence extrinsic to the provisions of the written agreements between the parties that the parties intended a meaning contrary to that expressed by those provisions.

Our opinion that any document is valid, binding or enforceable in accordance with its terms is qualified as to:

(a) limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance or transfer, moratorium, or other laws relating to or affecting the enforcement of creditors' rights generally;

(b) the unenforceability under certain circumstances of provisions imposing penalties; and

(c) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether enforceability is considered in the proceeding in equity or at law.

We are not opining on law other than the law of the State of New York and the federal law of the United States of America.

This opinion letter is solely for your benefit in connection with the transaction referred to in the first paragraph hereof and may not be relied upon, or used by, circulated, quoted or referred to, nor copies hereof delivered to, any other person without our prior written approval, except that copies of this opinion letter may be provided to an insurance commissioner of any state or the National Association of Insurance Commissioners or any successor thereto as required by law or applicable regulation or a prospective or future transferee of the Notes and any transferee of the Notes may rely on this opinion letter. We disclaim any obligation to update this opinion letter for events occurring or coming to our attention after the date hereof.

Very truly yours,

EXHIBIT 10.7

GUARANTEE JOINDER AGREEMENT

[To be addressed to all of the holders of Notes]

Date: ____________

Reference is made to

(a) the separate Note Purchase Agreements, each dated as of October 1, 1997 (as amended from time to time, collectively, the "Note Purchase Agreements"), among Sunrise Medical, Inc., a Delaware corporation (the "Company"), Sunmed Finance Inc., a Delaware corporation ("Sunmed"), Sunrise Marin Holdings Inc., a California corporation ("SMH"), Sunrise Medical CCG Inc., a Wisconsin corporation ("CCG"), Sunrise Medical HHG Inc., a California corporation ("HHG" and, together with Sunmed, SMH and CCG, referred to herein individually as an "Original Guarantor" and collectively as the "Original Guarantors") and each of the purchasers listed on Annex 1 attached thereto (the "Purchasers"), pursuant to which the Company sold, and the Purchasers bought, (i) the Company's 7.09% Series A Senior Notes due October 28, 2004, in the original aggregate principal amount of $50,000,000 (as amended, restated or otherwise modified from time to time, collectively, the "Series A Notes") and (ii) the Company's 7.25% Series B Senior Notes due October 28, 2007, in the original aggregate principal amount of $50,000,000 (as amended, restated or otherwise modified from time to time, collectively, the "Series B Notes"; the Series A Notes and Series B Notes are referred to, collectively, herein as the "Notes"); and

(b) the joinder agreements identified on Annex 1 hereto, pursuant to which the persons identified on said Annex 1, prior to the execution and delivery of this Joinder Agreement, joined and were made joint and several Guarantors under the Note Purchase Agreements (such persons and the Original Guarantors are herein referred to, collectively, as the "Guarantors").

Capitalized terms used herein and not otherwise defined herein have the meanings specified in the Note Purchase Agreements.

1. JOINDER OF ADDITIONAL DOMESTIC SUBSIDIARY GUARANTOR.

In accordance with the terms of Section 10.7 of the Note Purchase Agreements, ________, a ________ corporation (the "Additional Domestic Subsidiary Guarantor"), by the execution and delivery of this Joinder Agreement, does hereby agree to become, and does hereby become, a "Guarantor" under and as defined in the Note Purchase Agreements. Without limiting the foregoing or any of the terms and provisions of the Note Purchase Agreements, the Additional Domestic Subsidiary Guarantor, by the execution and delivery of this Joinder Agreement, does hereby agree to become, and does hereby become, jointly and severally liable with the Guarantors for (a) the Guaranteed Obligations and (b) for the due and punctual performance and observance of all the covenants in the Notes and the Note Purchase Agreements to be performed or observed by the Company, all as more particularly provided for in Section 23 of the Note Purchase Agreements.

As provided in Section 10.7 of the Note Purchase Agreements, the Note Purchase Agreements are hereby, without any further action, amended to add the Additional Domestic Subsidiary Guarantor as a "Guarantor" and signatory to the Note Purchase Agreements.

2. REPRESENTATIONS AND WARRANTIES OF THE ADDITIONAL DOMESTIC SUBSIDIARY GUARANTOR.

The Additional Domestic Subsidiary Guarantor hereby makes and restates, as of the date hereof and only as to itself in its capacity as a Guarantor under the Note Purchase Agreements, each of the representations and warranties set forth in Section 5 to the Note Purchase Agreements that are applicable to a Guarantor, subject only to the exceptions in respect thereof set forth on Annex 2 hereto.

3. MISCELLANEOUS

3.1 Effective Date.

This Joinder Agreement shall become effective on the date on which all of the conditions set forth in Section 10.7(a) with respect to such Additional Domestic Subsidiary Obligor are satisfied, provided that, unless the Required Holders shall have otherwise informed the Company, the effective date of this Joinder Agreement shall be the date first stated above.

3.2 Expenses.

Without limiting the generality of Section 16 of the Note Purchase Agreements, the Additional Domestic Subsidiary Guarantor agrees that it will pay, on the date this Joinder Agreement becomes effective, the statement for the reasonable fees and the disbursements of a single special counsel of the holders of Notes presented on or about such date.

3.3 Section Headings, etc.

The titles of the Sections appear as a matter of convenience only, do not constitute a part hereof and shall not affect the construction hereof. The words "herein," "hereof," "hereunder" and "hereto" refer to this Joinder Agreement as a whole and not to any particular Section or other subdivision.

3.4 Governing Law.

This Joinder Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

3.5 Successors and Assigns.

This Joinder Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Additional Domestic Subsidiary Guarantor.

IN WITNESS WHEREOF, the Additional Domestic Subsidiary Guarantor has caused this Joinder Agreement to be executed on its behalf by a duly authorized officer or agent thereof as of the date first above written.

Very truly yours,

[ADDITIONAL SUBSIDIARY OBLIGOR]

By________________________________
Name:
Title:

Annex 1

Annex 2